EXHIBIT B-5


                         RECEIVABLES PURCHASE AGREEMENT


                         dated as of January [__], 2004


                                      Among


                               [NEWCO], as Seller,


                         PENNSYLVANIA ELECTRIC COMPANY,
                                  as Servicer,


                  THE FINANCIAL INSTITUTIONS FROM TIME TO TIME
                                 PARTIES HERETO,


                       JUPITER SECURITIZATION CORPORATION,
                                       and
                       BANK ONE, NA (MAIN OFFICE CHICAGO)
                                    as Agent


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                                TABLE OF CONTENTS


ARTICLE I
     PURCHASE ARRANGEMENTS.....................................................1

  Section 1.1    Purchase Facility.............................................1
  Section 1.2    Increases.....................................................2
  Section 1.3    Decreases.....................................................2
  Section 1.4    Payment Requirements..........................................2

ARTICLE II
     PAYMENTS AND COLLECTIONS..................................................3

  Section 2.1    Payments......................................................3
  Section 2.2    Collections Prior to Amortization.............................3
  Section 2.3    Terminating Financial Institutions............................5
  Section 2.4    Collections Following Amortization............................5
  Section 2.5    Application of Collections....................................5
  Section 2.6    Payment Rescission............................................6
  Section 2.7    Maximum Purchaser Interests...................................6
  Section 2.8    Clean Up Call.................................................6

ARTICLE III
     COMPANY FUNDING...........................................................7

  Section 3.1    Yield.........................................................7
  Section 3.2    Payments......................................................7
  Section 3.3    Calculation of Yield..........................................7

ARTICLE IV
     FINANCIAL INSTITUTION FUNDING.............................................7

  Section 4.1    Financial Institution Funding.................................7
  Section 4.2    Yield Payments................................................7
  Section 4.3    Selection and Continuation of Tranche Periods.................7
  Section 4.4    Financial Institution Bank Rates..............................8
  Section 4.5    Suspension of the LIBO Rate...................................8
  Section 4.6    Liquidity Agreement Fundings..................................9

ARTICLE V
     REPRESENTATIONS AND WARRANTIES............................................9


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  Section 5.1    Representations and Warranties of The Seller Parties..........9
  Section 5.2    Financial Institution Representations and Warranties.........13

ARTICLE VI
     CONDITIONS OF PURCHASES..................................................14

  Section 6.1    Conditions Precedent to Initial Incremental Purchase.........14
  Section 6.2    Conditions Precedent to All Purchases and Reinvestments......14

ARTICLE VII
     COVENANTS................................................................15

  Section 7.1    Affirmative Covenants of the Seller Parties..................15
  Section 7.2    Negative Covenants of the Seller Parties.....................22

ARTICLE VIII
     ADMINISTRATION AND COLLECTION............................................24

  Section 8.1    Designation of Servicer......................................24
  Section 8.2    Duties of Servicer...........................................24
  Section 8.3    Collection Notices...........................................26
  Section 8.4    Responsibilities of Seller...................................26
  Section 8.5    Reports......................................................26
  Section 8.6    Servicing Fees...............................................26

ARTICLE IX
     AMORTIZATION EVENTS......................................................27

  Section 9.1    Amortization Events..........................................27
  Section 9.2    Remedies.....................................................29

ARTICLE X
     INDEMNIFICATION..........................................................29

  Section 10.1   Indemnities by The Seller Parties............................29
  Section 10.2   Increased Cost and Reduced Return............................32
  Section 10.3   Other Costs and Expenses.....................................33

ARTICLE XI
     THE AGENT................................................................33

  Section 11.1   Authorization and Action.....................................33
  Section 11.2   Delegation of Duties.........................................33
  Section 11.3   Exculpatory Provisions.......................................34
  Section 11.4   Reliance by Agent............................................34
  Section 11.5   Non-Reliance on Agent and Other Purchasers...................34
  Section 11.6   Reimbursement and Indemnification............................35
  Section 11.7   Agent in its Individual Capacity.............................35
  Section 11.8   Successor Agent..............................................35

ARTICLE XII
     ASSIGNMENTS; PARTICIPATIONS..............................................35

  Section 12.1   Assignments..................................................35
  Section 12.2   Participations...............................................36
  Section 12.3   Extension of Commitment Termination Date.....................37


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  Section 12.4   Terminating Financial Institutions...........................37

ARTICLE XIII
     MISCELLANEOUS............................................................38

  Section 13.1   Waivers and Amendments.......................................38
  Section 13.2   Notices......................................................39
  Section 13.3   Ratable Payments.............................................39
  Section 13.4   Protection of Ownership Interests of the Purchasers..........39
  Section 13.5   Confidentiality..............................................40
  Section 13.6   Bankruptcy Petition..........................................40
  Section 13.7   CHOICE OF LAW................................................41
  Section 13.8   CONSENT TO JURISDICTION......................................41
  Section 13.9   WAIVER OF JURY TRIAL.........................................41
  Section 13.10  Integration; Binding Effect; Survival of Terms...............41
  Section 13.11  Counterparts; Severability; Section References...............42
  Section 13.12  Bank One Roles...............................................42
  Section 13.13  Characterization.............................................42

Exhibits and Schedules
  Exhibit I      Definitions
  Exhibit II     Form of Purchase Notice
  Exhibit III Places of Business of the Seller Parties; Locations of Records; Federal Employer Identification Number(s)
  Exhibit IV     Names of Collection Banks; Collection Accounts
  Exhibit V      Form of Compliance Certificate
  Exhibit VI     Form of Collection Account Agreement
  Exhibit VII    Form of Assignment Agreement
  Exhibit VIII   Credit and Collection Policy
  Exhibit IX     Form of Contract(s)
  Exhibit X      Form of Monthly Report
  Exhibit XI     Form of P.O. Box Transfer Notice
  Exhibit XII    Form of Reduction Notice
  Exhibit XIII   Defined Terms for Section 9.1(k)

  Schedule A     Commitments
  Schedule B     Closing Documents


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                                     [NEWCO]
                         RECEIVABLES PURCHASE AGREEMENT


          This Receivables Purchase Agreement dated as of January [__], 2004 is among [Newco], a Delaware limited liability company ("Seller"), Pennsylvania Electric Company, a Pennsylvania corporation ("Penelec"), as initial Servicer (the Servicer together with Seller, the "Seller Parties" and each a "Seller Party"), the entities listed on Schedule A to this Agreement (together with any of their respective successors and assigns hereunder, the "Financial Institutions"), Jupiter Securitization Corporation ("Conduit") and Bank One, NA (Main Office Chicago), as agent for the Purchasers hereunder (together with its successors and assigns hereunder, the "Agent"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.


                             PRELIMINARY STATEMENTS

          Seller desires to transfer and assign Purchaser Interests to the Purchasers from time to time.

          Conduit may, in its absolute and sole discretion, purchase Purchaser Interests from Seller from time to time.

          In the event that Conduit declines to make any purchase, the Financial Institutions shall, at the request of Seller, purchase Purchaser Interests from time to time. In addition, the Financial Institutions have agreed to provide a liquidity facility to Conduit in accordance with the terms of the Liquidity Agreement entered into by Conduit with such Financial Institutions.

          Bank One, NA (Main Office Chicago) has been requested and is willing to act as Agent on behalf of Conduit and the Financial Institutions in accordance with the terms hereof.


                                   ARTICLE I
                              PURCHASE ARRANGEMENTS

          Section 1.1 Purchase Facility.

          (a) Upon the terms and subject to the conditions hereof, Seller may, at its option, sell and assign Purchaser Interests to the Agent for the benefit of one or more of the Purchasers. In accordance with the terms and conditions set forth herein, Conduit may, at its option, instruct the Agent to purchase on behalf of Conduit, or if Conduit shall decline to purchase, the Agent shall purchase, on behalf of the Financial Institutions, Purchaser Interests from time to time in an aggregate amount not to exceed at such time the lesser of (i) the Purchase Limit and (ii) the aggregate amount of the Commitments during the period from the date hereof to but not including the Amortization Date.


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          (b) Seller may, upon at least 5 Business Days' notice to the Agent, terminate in whole or reduce in part, ratably among the Financial Institutions, the unused portion of the Purchase Limit; provided that each partial reduction of the Purchase Limit shall be in an amount equal to $5,000,000 or an integral multiple thereof.

          Section 1.2 Increases.

          Seller shall provide the Agent with at least two Business Days' prior notice in a form set forth as Exhibit II hereto of each Incremental Purchase (a "Purchase Notice"). Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested Purchase Price (which shall not be less than $1,000,000) and date of purchase and, if the Seller has been notified that such Incremental Purchase shall be funded by the Financial Institutions, the requested Tranche Period. Following receipt of a Purchase Notice, the Agent will determine whether Conduit agrees to make the purchase. If Conduit declines to make a proposed purchase, Agent shall notify Seller and Seller may cancel the Purchase Notice or, in the absence of such a cancellation, the Incremental Purchase of the Purchaser Interest will be made by the Financial Institutions. On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article VI, Conduit or the Financial Institutions, as applicable, shall deposit to the account designated by the Seller in the applicable Purchase Notice, in immediately available funds, no later than 12:00 noon (Chicago time), an amount equal to (i) in the case of Conduit, the aggregate Purchase Price of the Purchaser Interests Conduit is then purchasing or (ii) in the case of a Financial Institution, such Financial Institution's Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests the Financial Institutions are purchasing.

          Section 1.3 Decreases. Seller shall provide the Agent with prior written notice in the form set forth as Exhibit XII hereto (a "Reduction Notice") two (2) Business Days prior to any proposed reduction of Aggregate Capital from Collections. Such Reduction Notice shall designate (i) the date (the "Proposed Reduction Date") upon which any such reduction of Aggregate Capital shall occur and (ii) the amount of Aggregate Capital to be reduced which shall be applied ratably to the Purchaser Interests of Conduit and the Financial Institutions in accordance with the amount of Capital (if any) owing to Conduit, on the one hand, and the amount of Capital (if any) owing to the Financial Institutions (ratably, based on their respective Pro Rata Shares), on the other hand (the "Aggregate Reduction"). Only one (1) Reduction Notice shall be outstanding at any time. No Aggregate Reduction will be made following the occurrence of the Amortization Date without the consent of the Agent.

          Section 1.4 Payment Requirements. All amounts to be paid or deposited by any Seller Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (Chicago time) on the day when due in immediately available funds, and if not received before 11:00 a.m. (Chicago time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Purchaser they shall be paid to the Agent, for the account of such Purchaser, at 131 South Dearborn, Chicago, Illinois 60603 until otherwise notified by the Agent. All computations of Yield (other than Yield calculated using the Prime Rate), per annum fees hereunder and under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. All computations of Yield using the


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Prime Rate shall be made on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.


                                   ARTICLE II
                            PAYMENTS AND COLLECTIONS

          Section 2.1 Payments. Notwithstanding any limitation on recourse contained in this Agreement, Seller shall immediately pay to the Agent when due, for the account of the relevant Purchaser or Purchasers on a full recourse basis, (i) such fees as set forth in the Fee Letter (which fees are all of the fees owing to the Financial Institutions), (ii) all amounts payable as Yield,
(iii) all amounts payable as Deemed Collections (which shall be immediately due and payable by Seller and applied in accordance with Sections 2.2 and 2.4 hereof), (iv) all amounts payable to reduce the Purchaser Interest, if required, pursuant to Section 2.7, (v) all amounts payable pursuant to Article X, if any,
(vi) all Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables, (vii) all Broken Funding Costs and (viii) all Default Fees (collectively, the "Obligations"). If any Person fails to pay any of the Obligations when due, or if Servicer fails to make any deposit required to be made by it hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid. Notwithstanding the foregoing, no provision of this Agreement or the Fee Letter shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law. If at any time Seller receives any Collections or is deemed to receive any Collections, Seller shall immediately pay such Collections or Deemed Collections to the Servicer for application in accordance with the terms and conditions hereof and, at all times prior to such payment, such Collections or Deemed Collections shall be held in trust by Seller for the exclusive benefit of the Purchasers and the Agent.

          Section 2.2 Collections Prior to Amortization.

          (a) Subject to the following Section 2.2(b) below, prior to the Amortization Date, the Purchaser Interests of any Collections and/or Deemed Collections received by the Servicer shall be set aside and held in trust by the Servicer for the payment of any accrued and unpaid Aggregate Unpaids or for a Reinvestment as provided in this Section 2.2.

          (b) At any time any Collections or Deemed Collections are received by the Servicer prior to the Amortization Date:

          (i) the Servicer shall set aside and hold in trust for the benefit of the Purchasers:

               (A) the Termination Percentage of Collections and Deemed Collections evidenced by the Purchaser Interests of each Terminating Financial Institution,


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               (B) an amount equal to the accrued and unpaid Obligations, and

               (C) an amount equal to the Aggregate Reduction, if any, to be effected pursuant to Section 1.3, and

          (ii) Seller hereby requests and the Purchasers (other than any Terminating Financial Institutions) hereby agree to make (subject to the conditions precedent set forth in Section 6.2 and the requirements of
     Section 2.7), simultaneously with such receipt, a reinvestment (each a "Reinvestment") with that portion of the balance of each and every Collection received or Deemed Collection deemed received by the Servicer that is part of any Purchaser Interest, such that after giving effect to such Reinvestment, the amount of Aggregate Capital immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Aggregate Capital immediately prior to such receipt.

          (c) On each Settlement Date prior to the occurrence of the Amortization Date, the Servicer shall remit to the Agent's account the amounts set aside since the prior Settlement Date that have not been subject to a Reinvestment and apply such amounts (if not previously paid in accordance with Section 2.1):

          (i) first, to the payment of the Servicer's reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables, including the Servicing Fee, if the Seller or one of its Affiliates is not then acting as the Servicer,

          (ii) second, ratably to the payment of all accrued and unpaid Yield,

          (iii) third, ratably to the payment of all accrued and unpaid fees under the Fee Letter,

          (iv) fourth, to reduce the Capital of all Purchaser Interests of Terminating Financial Institutions to zero, applied ratably to each Terminating Financial Institution according to its respective Termination Percentage,

          (v) fifth, to reduce Capital of outstanding Purchaser Interests in an amount, if any, necessary so that the aggregate of the Purchaser Interests does not exceed 100%, applied ratably in accordance with the Capital Pro Rata Share of the Purchasers,

          (vi) sixth, for the ratable payment of all other unpaid Obligations, provided that to the extent such Obligations relate to the payment of Servicer costs and expenses, including the Servicing Fee, when Seller or one of its Affiliates is acting as the Servicer, such costs and expenses will not be paid until after the payment in full of all other Obligations,

          (vii) seventh, to fund any Aggregate Reduction on such Settlement Date applied ratably in accordance with the Capital Pro Rata Share of the Purchasers, and


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          (viii) eighth, any balance remaining thereafter shall be remitted from the Servicer to Seller on such Settlement Date.

In the event that, pursuant to Section 1.3, an Aggregate Reduction is to take place on a date other than a Settlement Date, on the date of such Aggregate Reduction, the Servicer shall remit to the Agent's account, out of the amounts set aside pursuant to this Section 2.2, an amount equal to such Aggregate Reduction to be applied in accordance with Section 1.3.

          Section 2.3 Terminating Financial Institutions. Each Terminating Financial Institution shall be allocated a ratable portion of Collections from the date of its becoming a Terminating Financial Institution (the "Termination Date") until such Terminating Financing Institution's Capital shall be paid in full. This ratable portion shall be calculated on the Termination Date of each Terminating Financial Institution as a percentage equal to (i) Capital of such Terminating Financial Institution outstanding on its Termination Date, divided by (ii) the Aggregate Capital outstanding on such Termination Date (the "Termination Percentage"). Each Terminating Financial Institution's Termination Percentage shall remain constant prior to the Amortization Date. On and after the Amortization Date, each Termination Percentage shall be disregarded, and each Terminating Financial Institution's Capital shall be reduced ratably with all Financial Institutions in accordance with Section 2.4.

          Section 2.4 Collections Following Amortization. On the Amortization Date and on each day thereafter, the Servicer shall set aside and hold in trust, for the holder of each Purchaser Interest, all Collections and Deemed Collections received on such day (provided, that if the Amortization Date has occurred pursuant to clause (iii) or (iv) of the definition thereof, the Servicer shall set aside and hold in trust only the Purchaser Interests of all Collections and Deemed Collections received on such day) and an additional amount of funds for the payment of any accrued and unpaid Obligations owed by Seller and not previously paid by Seller in accordance with Section 2.1. On the Amortization Date and on each day thereafter, the Servicer shall (a) remit to the Agent's account the amounts set aside pursuant to the preceding sentence, and (b) apply amounts, in each case, to reduce the Capital associated with each such Purchaser Interest and any other Aggregate Unpaids.

          Section 2.5 Application of Collections. If there shall be insufficient funds on deposit for the Servicer to distribute funds in payment in full of the aforementioned amounts pursuant to Section 2.4, the Servicer shall distribute funds:

          first, to the payment of the Servicer's reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables, including the Servicing Fee, if Seller or one of its Affiliates is not then acting as the Servicer, second, to the reimbursement of the Agent's costs of collection and enforcement of the Tranche Documents,

          third, ratably to the payment of all accrued and unpaid fees under the Fee Letter and all Yield due and payable,


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          fourth, (to the extent applicable) to the ratable reduction of the
     Aggregate Capital (without regard to any Termination Percentage),

          fifth, for the ratable payment of all other unpaid Obligations, provided that to the extent such Obligations relate to the payment of Servicer costs and expenses, including the Servicing Fee, when Seller or one of its Affiliates is acting as the Servicer, such costs and expenses will not be paid until after the payment in full of all other Obligations, and sixth, after the Aggregate Unpaids have been indefeasibly reduced to zero, to Seller.

          Collections applied to the payment of Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth in this Section 2.5, shall be shared ratably (within each priority) among the Agent and the Purchasers in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority.

          Section 2.6 Payment Rescission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Agent (for application to the Person or Persons who suffered such recission, return or refund) the full amount thereof, plus the Default Fee from the date of any such recission, return or refunding.

          Section 2.7 Maximum Purchaser Interests. Seller shall ensure that the Purchaser Interests of the Purchasers shall at no time exceed, in the aggregate, the Applicable Maximum Purchaser Interest. If the aggregate of the Purchaser Interests of the Purchasers exceeds the Applicable Maximum Purchaser Interest, Seller shall pay to the Agent within (i) at any time a Monthly Reporting Period is in effect, two (2) Business Days and (ii) at any time a Daily or Weekly Reporting Period is in effect, one (1) Business Day, an amount to be applied to reduce the Aggregate Capital (as allocated by the Agent), such that after giving effect to such payment, the aggregate of the Purchaser Interests equals or is less than the Applicable Maximum Purchaser Interest.

          Section 2.8 Clean Up Call. In addition to Seller's rights pursuant to
Section 1.3, Seller shall have the right (after providing two (2) Business Days' prior written notice to the Agent), at any time following the reduction of the Aggregate Capital to a level that is less than 25.0% of the original Purchase Limit, to purchase from the Purchasers all, but not less than all, of the then outstanding Purchaser Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such purchase, payable in immediately available funds. Such purchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser or the Agent; provided that the Agent and each Purchaser shall represent and warrant on the date of such purchase that such Purchaser Interests shall be free of any Adverse Claim created by such Person.


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                                  ARTICLE III
                                 CONDUIT FUNDING

          Section 3.1 Yield. Seller shall pay Yield with respect to the Capital associated with each Purchaser Interest of Conduit for each day that any Capital in respect of such Purchaser Interest is outstanding; provided, that any Purchaser Interest, portion thereof or undivided interest in which is being funded by the Financial Institutions pursuant to the Liquidity Agreement shall accrue Yield pursuant to Article IV. Each Purchaser Interest funded substantially with Pooled Commercial Paper will accrue Yield each day on a pro rata basis, based upon the percentage share the Capital in respect of such Purchaser Interest represents in relation to all assets held by Conduit and funded substantially with Pooled Commercial Paper.

          Section 3.2 Payments. On each Yield Payment Date, Seller shall pay to the Agent (for the benefit of Conduit) an aggregate amount equal to all accrued and unpaid Yield in respect of the Capital associated with all Purchaser Interests of Conduit for the immediately preceding Accrual Period in accordance with Article II.

          Section 3.3 Calculation of Yield. On the second Business Day immediately preceding each Yield Payment Date, Conduit shall calculate the aggregate amount of Yield for the immediately preceding Accrual Period and shall notify Seller of such aggregate amount.


                                   ARTICLE IV
                          FINANCIAL INSTITUTION FUNDING

          Section 4.1 Financial Institution Funding. Each Purchaser Interest of the Financial Institutions shall accrue Yield for each day during its Tranche Period at either the LIBO Rate or the Prime Rate in accordance with the terms and conditions hereof. Until Seller gives notice to the Agent of another Bank Rate in accordance with Section 4.3, the initial Bank Rate for any Purchaser Interest funded by the Financial Institutions pursuant to the terms and conditions hereof shall be the Base Rate. If any Financial Institution acquires by assignment from the Conduit all or any portion of a Purchaser Interest (or an undivided interest therein) pursuant to the Liquidity Agreement, such Purchaser Interest so assigned shall be deemed to have a new Tranche Period commencing on the date of such assignment.

          Section 4.2 Yield Payments. On the Yield Payment Date, Seller shall pay to the Agent (for the benefit of the Financial Institutions) an aggregate amount equal to the accrued and unpaid Yield in respect of all Purchaser Interests of the Financial Institutions for the Tranche Period of each such Purchaser Interest then ended in accordance with Article II.

          Section 4.3 Selection and Continuation of Tranche Periods.

          (a) With consultation from (and, in the case of any requested Tranche Period corresponding to the LIBO Rate which is not one, two, three or six months, with the approval by) the Agent, Seller shall from time to time request Tranche Periods for the Purchaser Interests of the Financial Institutions, provided that, if at any time the Financial Institutions shall have a Purchaser


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Interest, Seller shall always request Tranche Periods such that at least one
Tranche Period shall end on the date specified in clause (A) of the definition of Yield Payment Date.

          (b) Seller or the Agent, upon notice to and consent by the other received at least three (3) Business Days prior to the end of a Tranche Period (such Tranche Period, the "Terminating Tranche") for any Purchaser Interest, may, effective on the last day of the Terminating Tranche: (i) divide any such Purchaser Interest into multiple Purchaser Interests, (ii) combine any such Purchaser Interest with one or more other Purchaser Interests that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Purchaser Interest with a new Purchaser Interests to be purchased on the day such Terminating Tranche ends, provided, that in no event may a Purchaser Interest of Conduit be combined with a Purchaser Interest of the Financial Institutions.

          Section 4.4 Financial Institution Bank Rates. Seller may, subject to the terms of this Agreement, select the LIBO Rate or the Prime Rate for each Purchaser Interest of the Financial Institutions. Seller shall by 11:00 a.m. (Chicago time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Bank Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Prime Rate is being requested as a new Bank Rate, give the Agent irrevocable notice of the requested new Bank Rate for the Purchaser Interest associated with such Terminating Tranche. Until Seller gives notice to the Agent of another Bank Rate, the initial Bank Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof or under the Liquidity Agreement shall be the Prime Rate.

          Section 4.5 Suspension of the LIBO Rate. (a) If any Financial Institution notifies the Agent that it has determined that funding its Pro Rata Share of the Purchaser Interests of the Financial Institutions at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Purchaser Interests at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at such LIBO Rate, then the Agent shall suspend the availability of such LIBO Rate and require Seller to select the Prime Rate for any Purchaser Interest accruing Yield at such LIBO Rate.

          (b) If less than all of the Financial Institutions give a notice to the Agent pursuant to Section 4.5(a), each Financial Institution which gave such a notice shall be obliged, at the request of Seller, Conduit or the Agent, to assign all of its rights and obligations hereunder to (i) another Financial Institution or (ii) another funding entity nominated by Seller or the Agent that is acceptable to Conduit and willing to participate in this Agreement and the related Liquidity Agreement through the Commitment Termination Date in the place of such notifying Financial Institution; provided that (i) the notifying Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such notifying Financial Institution's Pro Rata Share of the Capital and Yield owing to all of the Financial Institutions and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions, and


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(ii) the replacement Financial Institution otherwise satisfies the requirements of Section 12.1(b).

          Section 4.6 Liquidity Agreement Fundings. The parties hereto acknowledge that Conduit may put all or any portion of its Purchaser Interests to the Financial Institutions at any time pursuant to the Liquidity Agreement to finance or refinance the necessary portion of its Purchaser Interests through a funding under the Liquidity Agreement to the extent available. The fundings under the Liquidity Agreement will accrue interest at the Bank Rate in accordance with this Article IV. Regardless of whether a funding of Purchaser Interests by the Financial Institutions constitutes the direct purchase of a Purchaser Interest hereunder, an assignment under the Liquidity Agreement of a Purchaser Interest originally funded by Conduit or the sale of one or more participations under the Liquidity Agreement in a Purchaser Interest originally funded by Conduit, each Financial Institution participating in a funding of a Purchaser Interest shall have the rights and obligations of a "Purchaser" hereunder with the same force and effect as if it had directly purchased such Purchaser Interest from Seller hereunder.


                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

          Section 5.1 Representations and Warranties of The Seller Parties. Each Seller Party hereby represents and warrants to the Agent and the Purchasers, as to itself, as of the date hereof and as of the date of each Incremental Purchase and the date of each Reinvestment that:

          (a) Corporate Existence and Power. Such Seller Party is a corporation, in the case of the Servicer, or limited liability company, in the case of the Seller, duly organized, validly existing and in good standing under the laws of its state of formation. Such Seller Party is (i) duly qualified to do business and is in good standing as a foreign organization in each jurisdiction in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect and (ii) has and holds all power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, other than any licenses, authorizations, consents and approvals which, if not obtained, could not reasonably be expected to have a Material Adverse Effect.

          (b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Seller, Seller's use of the proceeds of purchases made hereunder, are within its powers and authority and have been duly authorized by all necessary action on its part. This Agreement and each other Transaction Document to which such Seller Party is a party has been duly executed and delivered by such Seller Party.

          (c) No Conflict. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder (x) do not contravene or violate (i) its articles of incorporation or by-laws, in the case of the Servicer, or its certificate of formation or limited liability company agreement, in the case of the Seller, (ii) any law, rule or regulation applicable to it, including, without limitation, the Public Utility Holding Company Act of 1935, as amended, (iii) any restrictions under any agreement, contract or instrument to which it or FirstEnergy is a party or by which it or FirstEnergy or any of its or FirstEnergy's property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or FirstEnergy, or its or FirstEnergy's property, unless, in each case, such contravention or violation could not reasonably be expected to have a Material Adverse Effect and (y) do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Subsidiaries (except as created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

          (d) Governmental Authorization. Other than the filing of the financing statements required hereunder and the obtaining of authorization by Penelec from the Pennsylvania Public Utility Commission, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

          (e) Actions, Suits. Other than as disclosed in Penelec's December 31, 2002 10-K and September 30, 2003 10-Q filed with the Securities and Exchange Commission/1/, there are no actions, suits or proceedings pending, or to the best of such Seller Party's knowledge, threatened, against or affecting such Seller Party, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Seller is not in default with respect to any order of any court, arbitrator or governmental body. Servicer is not in default with respect to any order of any court, arbitrator or governmental body, which default could reasonably be expected to have a Material Adverse Effect.

          (f) Binding Effect. This Agreement and each other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (g) Accuracy of Information. All information heretofore furnished by such Seller Party or any of its Affiliates to the Agent or the Purchasers for purposes of or in connection with this Agreement, any Periodic Report, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller Party or any of its Affiliates to the Agent or the Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading in any material respect.

----------
1    Penelec to advise if any 8-Ks filed since September 30, 2003

          (h) Use of Proceeds. No proceeds of any purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

          (i) Good Title. Immediately prior to each purchase hereunder, Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. Each purchase of Receivables by the Seller from the Originator under the Receivables Sale Agreement was made in good faith and without notice of any Adverse Claim against the Receivables purchased, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's ownership interest in each Receivable, its Collections and the Related Security.

          (j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Agent for the benefit of the relevant Purchaser or Purchasers (and the Agent for the benefit of such Purchaser or Purchasers shall acquire from Seller) a valid and perfected first priority undivided percentage ownership or security interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (on behalf of the Purchasers) ownership or security interest in the Receivables, the Related Security and the Collections.

          (k) Places of Business; Locations of Records; Organizational Information. The principal places of business and chief executive office of such Seller Party for the past six (6) years and the offices where it keeps and has kept all of its Records for the past six (6) years are located at the address(es) listed on Exhibit III or such other locations of which the Agent has been notified in accordance with Section 7.2(a) in jurisdictions where all action required by Section 13.4(a) has been taken and completed. Seller is organized as a limited liability company under the laws of the state of Delaware. Seller's Delaware organizational identification number and Federal Employer Identification Number are correctly set forth on Exhibit III.

          (l) Collections. The conditions and requirements set forth in Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts at each Collection Bank and the post office box number of each Post Office Box, are listed on Exhibit IV. The Collection Agent has delivered to the Agent P.O. Box Transfer Notices with respect to each Post Office Box and Collection Account Agreements and Intercreditor Agreements/2/

----------
2 Parties need to discuss collection mechanics and intercreditor issues to determine how agreements will be handled.

with respect to each Collection Account. Seller has not granted, nor allowed the Collection Agent to grant, to any Person, other than the Agent as contemplated by this Agreement, the P.O. Box Transfer Notices, the Collection Account Agreements and Intercreditor Agreements, or to any other Person party to the Intercreditor Agreement as a [Creditor], dominion and control of any Post Office Box or Collection Account, or the right to take dominion and control of any such Post Office Box or Collection Account at a future time or upon the occurrence of a future event.

          (m) Material Adverse Effect. (i) The initial Servicer represents and warrants that since December 31, 2002, no event has occurred that would have a material adverse effect on the financial condition or operations of the initial Servicer and its Subsidiaries or the ability of the initial Servicer to perform its obligations under this Agreement, and (ii) Seller represents and warrants that since the date of this Agreement, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Seller,
(B) the ability of Seller to perform its obligations under the Transaction Documents, or (C) the collectibility of the Receivables generally or any material portion of the Receivables (other than on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor thereof).

          (n) Names. Seller has not used any names, trade names or assumed names other than the name in which it has executed this Agreement.

          (o) Ownership of Seller. Originator owns, directly or indirectly, 100% of the issued and outstanding limited liability company interests of Seller, free and clear of any Adverse Claim. Such limited liability company interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Seller.

          (p) Not a Holding Company or an Investment Company. Such Seller Party is exempt from the registration requirements of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Seller Party is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

          (q) Compliance with Law. Such Seller Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), unless such contravention could not reasonably be expected to have a Material Adverse Effect. No part of any Contract related to any Receivable is in violation of any such law, rule or regulation, except where such violation could not reasonably be expected to have a Material Adverse Effect.

          (r) Compliance with Credit and Collection Policy. Such Seller Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection Policy, other than as permitted under Section 7.2(c) and in compliance with the notification requirements in Section 7.1(a)(vii).

          (s) Payments to Originator. With respect to each Receivable transferred to Seller under the Receivables Sale Agreement, Seller has given reasonably equivalent value to Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by Originator of any Receivable under the Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended.

          (t) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (u) Eligible Receivables. Each Receivable included in the Net Receivables Balance as an Eligible Receivable on the date of its purchase under the Receivables Sale Agreement was an Eligible Receivable on such purchase date.

          (v) Aggregate Purchaser Interests. Seller has determined that, immediately after giving effect to each purchase hereunder, the aggregate Purchaser Interests does not exceed the Applicable Maximum Purchaser Interest.

          (w) Accounting. The manner in which such Seller Party accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreement does not jeopardize the true sale analysis.

          (x) Purpose. Seller has determined that, from a business viewpoint, the purchases of the Receivables and related interests thereto from the Originator under the Receivables Sale Agreement, and the sales of Receivable Interests to the Purchasers and the other transactions contemplated herein, are in the best interests of Seller.

          (y) Collection of Third Party Amounts. Other than Tax Amounts, no portion of the Collections in respect of any Receivable represents amounts such Seller Party is collecting on behalf of third parties.

          Section 5.2 Financial Institution Representations and Warranties. Each Financial Institution hereby represents and warrants to the Agent, each Seller Party and Conduit that:

          (a) Existence and Power. Such Financial Institution is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.

          (b) No Conflict. The execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Financial Institution.

          (c) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder.

          (d) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of such Financial Institution enforceable against such Financial Institution in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).


                                   ARTICLE VI
                             CONDITIONS OF PURCHASES

          Section 6.1 Conditions Precedent to Initial Incremental Purchase. The initial Incremental Purchase of a Purchaser Interest under this Agreement is subject to the conditions precedent that (a) the Agent shall have received on or before the date of such purchase: (i) those documents listed on Schedule B, (ii) a pro forma Monthly Report covering the immediately preceding Accrual Period and
(iii) all fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letter and (b) the Servicer shall have complied (and have caused the Originator to comply) with the requirements of
Section 7.1(e) .

          Section 6.2 Conditions Precedent to All Purchases and Reinvestments. Each purchase of a Purchaser Interest (other than pursuant to Section 12.1) and each Reinvestment shall be subject to the further conditions precedent that in the case of each such purchase or Reinvestment: (a) the Servicer shall have delivered to the Agent on or prior to the date of such purchase, in form and substance satisfactory to the Agent, all Periodic Reports as and when due under
Section 8.5; (b) the Commitment Termination Date shall not have occurred and (c) on the date of each such Incremental Purchase or Reinvestment, the following statements shall be true (and acceptance of the proceeds of such Incremental Purchase or Reinvestment shall be deemed a representation and warranty by Seller that such statements are then true):

          (i) the representations and warranties set forth in Section 5.1 are true and correct on and as of the date of such Incremental Purchase or Reinvestment as though made on and as of such date;

          (ii) no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that constitutes an Amortization Event or a Potential Amortization Event; and

          (iii) the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed the Applicable Maximum Purchaser Interest.

It is expressly understood that each Reinvestment shall, unless otherwise directed by the Agent or any Purchaser, occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment. The failure of Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Agent, which right may be exercised at any time on demand of the Agent, to rescind the related purchase and direct Seller to pay to the Agent for the benefit of the Purchasers an amount equal to the Collections prior to the Amortization Date that shall have been applied to the affected Reinvestment.


                                  ARTICLE VII


          Section 7.1 Affirmative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, as set forth below:

          (a) Financial Reporting. Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Agent:

          (i) Annual Reporting. Within 105 days after the close of each of its respective fiscal years, audited, unqualified financial statements or, in the case of the Seller, unaudited financial statements, (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for the Seller and Penelec and its consolidated Subsidiaries for such fiscal year certified in a manner acceptable to the Agent by independent public accountants acceptable to the Agent.

          (ii) Quarterly Reporting. Within 50 days after the close of the first three (3) quarterly periods of each of its respective fiscal years, balance sheets of Penelec and its consolidated Subsidiaries, and the Seller as at the close of each such period and statements of income and retained earnings and a statement of cash flows for each such Person for the period from the beginning of such fiscal year to the end of such quarter, all certified by its respective chief financial officer.

          (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of
     Exhibit V signed by such Seller Party's Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

          (iv) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Originator or any of its Subsidiaries files with the Securities and Exchange Commission.

          (v) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Agent or Conduit, copies of the same.

          (vi) Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting the Agent's consent thereto.

          (vii) Other Information. Promptly, from time to time, such other information, documents, records, approvals, opinions or reports relating to the Receivables, the Purchasers or the Agent's rights in the Receivables, the Related Security and Collections or hereunder, or the condition or operations, financial or otherwise, of such Seller Party as the Agent may from time to time reasonably request in order to protect the interests of the Agent and the Purchasers under or as contemplated by this Agreement.

Any report, statement or other material required to be delivered pursuant to this clause (a) shall be deemed to have been furnished to the Agent on the date that such report, statement or other material is posted on the Securities and Exchange Commission's website at www.sec.gov; provided that each Seller Party shall furnish paper copies of such reports, statements or other materials upon the reasonable request therefor by the Agent until such Seller Party receives notice from the Agent to cease delivering such paper copies.

          (b) Notices. Such Seller Party will notify the Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

          (i) Amortization Events or Potential Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event, by a statement of an Authorized Officer of such Seller Party.

          (ii) Judgment and Proceedings. (1) The entry of any judgment or decree against the Servicer or any of its respective Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Servicer and its Subsidiaries exceeds $10,000,000 and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against the Servicer; and (B) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against Seller.

          (iii) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

          (iv) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement pursuant to which such Seller Party is a debtor or an obligor.

          (v) Downgrade of Originator. Any downgrade in the rating of any Indebtedness of Originator by S&P or by Moody's, setting forth the Indebtedness affected and the nature of such change.

          (c) Compliance with Laws and Preservation of Existence. (i) Such Seller Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. (ii) Such Seller Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify could not reasonably be expected to have a Material Adverse Effect.

          (d) Audits. Such Seller Party will furnish to the Agent from time to time such information with respect to it and the Receivables as the Agent may reasonably request. Such Seller Party will, from time to time during regular business hours as reasonably requested by the Agent upon reasonable notice, and at the sole cost of such Seller Party, permit the Agent, or its agents or representatives (and shall cause Originator to permit the Agent or its agents or representatives), (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person's financial condition or the Receivables and the Related Security or any Person's performance under any of the Transaction Documents or any Person's performance under the Contracts and, in each case, with any of the officers or employees of Seller or the Servicer having knowledge of such matters; provided, however that during any Monthly Reporting Period and so long as no Amortization Event has occurred, such Seller Party shall be responsible for the costs and expenses of only one such audit during any one-year period.

          (e) Keeping and Marking of Records and Books.

          (i) The Servicer will (and will cause Originator to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will (and will cause Originator to) give the

     Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

          (ii) Such Seller Party will (and will cause Originator to) (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Purchaser Interests with a legend, acceptable to the Agent, describing the Purchaser Interests and (B) upon the reasonable request of the Agent following the occurrence of an Amortization Event, (x) mark each Contract with a legend describing the Purchaser Interests and (y) deliver to the Agent all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

          (f) Compliance with Contracts and Credit and Collection Policy. Such Seller Party will (and will cause Originator to) timely and fully (i) perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

          (g) Performance and Enforcement of Receivables Sale Agreement. Seller will, and will require Originator to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Sale Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Seller under the Receivables Sale Agreement. Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent and the Purchasers as assignees of Seller) under the Receivables Sale Agreement as the Agent may from time to time reasonably request, including, without limitation, making claims to which Seller may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.

          (h) Ownership. Seller will (or will cause Originator to) take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections purchased under the Receivables Sale Agreement irrevocably in Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent and the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Seller therein as the Agent may reasonably request), and (ii) establish and maintain, in favor of the Agent, for the benefit of the Purchasers, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent for the benefit of the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (for the benefit of the Purchasers) interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Agent for the benefit of the Purchasers as the Agent may reasonably request).

          (i) Purchasers' Reliance. Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon Seller's identity as a legal entity that is separate from Penelec or any Affiliate thereof (each a "Penelec Entity"). Therefore, from and after the date of execution and delivery of this Agreement, Seller shall take all reasonable steps, including, without limitation, all steps that the Agent or any Purchaser may from time to time reasonably request, to maintain Seller's identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of each Penelec Entity and not just a division of a Penelec Entity. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller will:

               (A) conduct its own business in its own name and require that all full-time employees of Seller, if any, identify themselves as such and not as employees of any Penelec Entity (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Seller's employees);

               (B) compensate all employees, consultants and agents directly, from Seller's own funds, for services provided to Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of Seller is also an employee, consultant or agent of any Penelec Entity, allocate the compensation of such employee, consultant or agent between Seller and such Penelec Entity, on a basis that reflects the services rendered to Seller and such Penelec Entity;

               (C) clearly identify its offices (by signage or otherwise) as its offices and, if such office is located in the offices of any Penelec Entity, Seller shall lease such office at a fair market rent;

               (D) have a separate telephone number, which will be answered only in its name and separate stationery, invoices and checks, if any, in its own name;

               (E) conduct all transactions with each Penelec Entity strictly on an arm's-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Seller and any Penelec Entity on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

               (F) at all times have a Board of Directors consisting of at least three members, at least one member of which is an Independent Director;

               (G) observe all limited liability company formalities as a distinct entity, and ensure that all limited liability company actions relating to (1) the selection, maintenance or replacement of the Independent Director, (2) the dissolution or liquidation of Seller or
          (3) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Seller, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);

               (H) maintain Seller's books and records separate from those of any Penelec Entity and otherwise readily identifiable as its own assets rather than assets of such Penelec Entity;

               (I) prepare its financial statements separately from those of any Penelec Entity and insure that any consolidated financial statements of any Penelec Entity that include Seller and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Seller;

               (J) maintain the funds or other assets of Seller in such a manner that it will not be costly or difficult to segregate, ascertain or identify its own assets from those of any other Person;

               (K) pay all of Seller's operating expenses from Seller's own assets (except for certain payments by any Penelec Entity or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));

               (L) operate its business and activities such that: it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and permitted under this Agreement and the Receivables Sale Agreement; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement,
          (3) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement, to make payment to Originator thereunder for the purchase of Receivables from Originator under the Receivables Sale Agreement, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

               (M) maintain its organizational documents in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its Certificate of Formation or Limited Liability Company Agreement in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, this Section 7.1(i);

               (N) maintain the effectiveness of, and continue to perform under the Receivables Sale Agreement, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Sale Agreement or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Agent;

               (O) maintain its limited liability company separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary;

               (P) maintain at all times the Required Capital Amount (as defined in the Receivables Sale Agreement) and refrain from making any dividend, distribution, or redemption of membership interests which would cause the Required Capital Amount to cease to be so maintained, and refrain from making any payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained; and

               (Q) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Pillsbury Winthrop LLP, as counsel for Seller, in connection with the closing or initial Incremental Purchase under this Agreement and relating to true sale and substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

          (j) Collections. Such Seller Party will cause (i) all Collections to be remitted to either a Post Office Box or a Collection Account, (ii) all proceeds from all Post Office Boxes to be directly deposited by the Collection Agent into a Collection Account and (iii) each Post Office Box and Collection Account to be subject at all times to a P.O. Box Transfer Notice and a Collection Account Agreement and an Intercreditor Agreement, respectively, this is in full force and effect. In the event any payments relating to Receivables are remitted directly to Seller or any Affiliate of Seller, Seller will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agent and the Purchasers. Seller will cause the Collection Agent to maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Post Office Box and Collection Account and shall not grant, nor allow the Collection Agent to grant, the right to take dominion and control of any Post Office Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Agent as contemplated by this Agreement.

          (k) Taxes. Such Seller Party will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing. Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of Conduit, the Agent or any Financial Institution, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

          (l) Insurance. Seller will maintain in effect, or cause to be maintained in effect, at Seller's own expense, such casualty and liability insurance as Seller shall deem appropriate in its good faith business judgment. The foregoing requirements shall not be construed to negate, reduce or modify, and are in addition to, Seller's obligations hereunder.

          (m) Payment to Originator. With respect to any Receivable purchased by Seller from Originator, such sale shall be effected under, and in strict compliance with the terms of, the Receivables Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to Originator in respect of the purchase price for such Receivable.

          Section 7.2 Negative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, that:

          (a) Name Change; Change of Jurisdiction. Such Seller Party will not (and will not permit the Originator to) change its name (within the meaning of Section 9-507(c) of any applicable enactment of the UCC) or its identity, corporate structure, jurisdiction of organization, or relocate its chief executive office or any office where records are kept unless it shall have: (i) given the Agent at least forty-five (45) days' prior written notice thereof,
(ii) delivered to the Agent all financing statements, instruments and other documents requested by the Agent in connection with such change so that the Agent, for the benefit of itself and the Purchasers, continues to have a first priority, perfected ownership or security interest in the Receivables, the Related Security and any Collections thereon, and (iii) in the case of a change of the jurisdiction of organization, delivered to the Agent an opinion of counsel in form and substance satisfactory to the Agent, as to such organization and the applicable Seller Party's valid existence and good standing and the perfection and priority of the Agent's ownership or security interest in the Receivables, the Related Security and any Collections thereon.

          (b) Change in Payment Instructions to Obligors. Except as may be required by the Agent pursuant to Section 8.2(b), such Seller Party will not, and will not allow the Collection Agent to, add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Post Office Box or Collection Account, unless the

Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and
(ii) with respect to the addition of a Collection Bank or a Collection Account or Post Office Box, an executed Collection Account Agreement, Intercreditor Agreement and Post Office Box Transfer Notice, respectively, with respect to the new Collection Account or Post Office Box; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account or Post Office Box.

          (c) Modifications to Contracts and Credit and Collection Policy. Such Seller Party will not, and will not permit Originator to, make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables without the Agent's consent. Except as provided in Section 8.2(d), the Servicer will not, and will not permit Originator to, extend, amend or otherwise modify the material terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy without the Agent's consent.

          (d) Sales, Liens. Seller will not, and will not allow the Collection Agent to, sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Post Office Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Agent and the Purchasers provided for herein), and Seller will defend the right, title and interest of the Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or Originator. Seller will not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory.

          (e) Aggregate Purchaser Interests. At no time prior to the Amortization Date shall Seller permit the aggregate Purchaser Interests to exceed the Applicable Maximum Purchaser Interest.

          (f) Termination Date Determination. Seller will not designate the Termination Date (as defined in the Receivables Sale Agreement), or send any written notice to Originator in respect thereof, without the prior written consent of the Agent, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of the Receivables Sale Agreement.

          (g) Restricted Junior Payments. From and after the occurrence of any Amortization Event, Seller will not make any Restricted Junior Payment if, after giving effect thereto, Seller would fail to meet its obligations set forth in
Section 7.2(e).

                                  ARTICLE VIII
                          ADMINISTRATION AND COLLECTION

          Section 8.1 Designation of Servicer.

          (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the "Servicer") so designated from time to time in accordance with this Section 8.1. Penelec is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Agent may, upon the occurrence and during the continuance of an Amortization Event or during a Daily Reporting Period, designate as Servicer any Person to succeed Penelec or any successor Servicer.

          (b) Without the prior written consent of the Agent and the Required Financial Institutions, Penelec shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) Seller and
(ii) with respect to Charged-Off Receivables, outside collection agencies in accordance with its customary practices. Seller shall not be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by Penelec. If at any time the Agent shall designate as Servicer any Person other than Penelec, all duties and responsibilities theretofore delegated by Penelec to Seller may, at the reasonable discretion of the Agent, be terminated forthwith on prior written notice given by the Agent to Penelec and to Seller.

          (c) Until such time as a Person other than Penelec has been designated as Servicer hereunder, (i) Penelec shall be and remain primarily liable to the Agent and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Agent and the Purchasers shall be entitled to deal exclusively with Penelec in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. The Agent and the Purchasers shall not be required to give notice, demand or other communication to any Person other than Penelec in order for communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. Penelec, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

          Section 8.2 Duties of Servicer.

          (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

          (b) The Servicer will instruct all Obligors to pay all Collections directly to a Post Office Box or Collection Account. The Servicer shall cause the Collection Agent to effect a Collection Account Agreement and an Intercreditor Agreement substantially in the form of Exhibit VI with each Collection Bank and a P.O. Box Transfer Notice substantially in the form of
Exhibit XI with respect to each Post Office Box. In the case of any remittances received in any Post Office Box or Collection Account that shall have been identified, to the sole satisfaction of the Servicer, to not constitute

Collections or other proceeds of the Receivables or the Related Security, the Servicer shall cause the Collection Agent to promptly return such items to the Person reasonably identified to it as being the owner of such remittances. From and after the date the Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Agent and, at all times thereafter, Seller and the Servicer shall not deposit or otherwise credit, and shall not instruct any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.

          (c) The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. The Servicer shall set aside and hold in trust for the account of Seller and the Purchasers their respective shares of the Collections in accordance with Article II. Upon the occurrence and during the continuance of an Amortization Event or during a Daily Reporting Period, the Agent may request the Servicer to segregate, and upon such request the Servicer shall segregate, in a manner acceptable to the Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Seller prior to the remittance thereof in accordance with Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with Bank One (so long as Bank One is acting as the Agent hereunder, otherwise, a bank acceptable to the Seller Parties) such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

          (d) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines in its sole judgment to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable, Defaulted Receivable or Charged-Off Receivable or limit the rights of the Agent or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, upon the occurrence and during the continuance of an Amortization Event, the Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

          (e) The Servicer shall hold in trust for Seller and the Purchasers all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Agent, deliver or make available to the Agent all such Records, at a place selected by the Agent. The Servicer shall, as soon as practicable following receipt thereof turn over to Seller any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables. The Servicer shall, from time to time at the reasonable request of any Purchaser, furnish to the Purchasers (as promptly as practicable after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.

          (f) Any payment by an Obligor in respect of any indebtedness owed by it to Originator or Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

          Section 8.3 Collection Notices. The Agent is authorized (i) when an Amortization Event exists or (ii) during a Daily Reporting Period, to date and to deliver to the Collection Banks the Collection Notices and to date and deliver to the U.S. Postmaster, the P.O. Box Transfer Notices. Pursuant to the terms of the Collection Account Agreements and P.O. Box Transfer Notices, the Collection Agent has agreed to transfer to the Agent for the benefit of the Purchasers, effective when the Agent delivers such notice, the exclusive ownership and control of each Post Office Box and the Collection Accounts. In case any authorized signatory of the Collection Agent whose signature appears on a Collection Account Agreement or P.O. Box Transfer Notice shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Seller hereby authorizes the Agent, and agrees that the Agent shall be entitled when an Amortization Event exists to (A) endorse Seller's name on checks and other instruments representing Collections, (B) enforce the Receivables, the related Contracts and the Related Security and (C) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than Seller.

          Section 8.4 Responsibilities of Seller. Anything herein to the contrary notwithstanding, the exercise by the Agent and the Purchasers of their rights hereunder shall not release the Servicer, Originator or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Purchasers shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller.

          Section 8.5 Reports. The Servicer shall prepare and forward to the Agent (i)(A) on the 15th day of each month (or if such day is not a Business Day, on the next succeeding Business Day), a Monthly Report, (B) upon the Agent's reasonable request, an interim Monthly Report showing the amount of Eligible Receivables, (C) during a Weekly Reporting Period, a Weekly Report covering the period from and including Monday of the preceding week to but excluding Monday of such week and (D) during a Daily Reporting Period, a Daily Report and (ii) upon the Agent's reasonable request, such other information related to the Receivables. Each Periodic Report required to be delivered pursuant this Section 8.5 on or after the Report Completion Date shall contain the Additional Reporting Information.

          Section 8.6 Servicing Fees. In consideration of Penelec's agreement to act as Servicer hereunder, the Purchasers hereby agree that, so long as Penelec shall continue to perform as Servicer hereunder, Seller shall pay over to Penelec a fee (the "Servicing Fee") on the first calendar day of each month, in arrears for the immediately preceding month, equal to 0.25% per annum of the aggregate Outstanding Balance of all Receivables during such period, as compensation for its servicing activities.

                                   ARTICLE IX
                               AMORTIZATION EVENTS

          Section 9.1 Amortization Events. The occurrence of any one or more of the following events shall constitute an Amortization Event:

          (a) Any Seller Party shall fail:

          (i) to make any payment or deposit required hereunder or under any other Transaction Document in respect of Capital when due and such failure continues for one (1) Business Day;

          (ii) to make any payment or deposit required hereunder or under any other Transaction Document other than in respect of Capital and such failure continues for five (5) Business Days; or

          (iii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clauses (i) and (ii) of this paragraph (a) and paragraph 9.1(e)) and such failure shall continue for (A) in the case of any covenant set forth in paragraphs (a)(viii), (b)(v), (e) or (k) of
     Section 7.1, thirty (30) days after the earlier of (1) the date upon which any Authorized Officer of such Seller Party obtains actual knowledge of such failure and (2) the date upon which such Seller Party receives written notice of such failure from the Agent or any Purchaser, (B) in the case of the covenant set forth in clause (i) of Section 7.1(c), ten (10) days after the earlier of (1) the date upon which any Authorized Officer of such Seller Party obtains actual knowledge of such failure and (2) the date upon which such Seller Party receives written notice of such failure from the Agent or any Purchaser and (C) except as provided in the preceding clauses
     (A) and (B), five (5) Business Days after the earlier of (1) the date upon which any Authorized Officer of such Seller Party obtains actual knowledge of such failure and (2) the date upon which such Seller Party receives written notice of such failure from the Agent or any Purchaser.

          (b) Any representation, warranty, certification or statement made by any Seller Party in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been materially incorrect when made or deemed made (except that the materiality standard in this subsection (b) shall not apply to any such representation or warranty which is qualified by a materiality standard by its terms).

          (c) Failure of Seller to pay any Indebtedness when due or the failure of the Servicer or the Originator to pay Indebtedness when due in excess of $[20,000,000] in the aggregate; or the default by such Person in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of such Person shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

          (d) (i) Any Seller Party, the Collection Agent, Originator or any of such Person's Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against any such Person or any of such Person's Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or (iii) any such Person or any of such Person's Subsidiaries shall take any corporate action to authorize any of the actions set forth in clauses (i) or (ii) above in this subsection (d).

          (e) Seller shall fail to comply with the terms of Section 2.7 hereof (subject to the grace periods set forth therein).

          (f) As of the end of any calendar month:

          (i) the average of the Dilution Ratios as of the end of such calendar month and the two preceding calendar months shall exceed [o]%;

          (ii) the average of the Delinquency Ratios as of the end of such calendar month and the two preceding calendar months shall exceed [o]%;

          (iii) the average of the Default Ratios as of the end of such calendar month and the two preceding calendar months shall exceed [o]%; or

          (iv) the average of the Days Sales Outstanding Ratios as of the end of such calendar month and the two preceding calendar months shall exceed [o]%.

          (g) A Change of Control shall occur.

          (h) (i) One or more final judgments for the payment of money shall be entered against Seller or (ii) one or more final judgments for the payment of money in an amount in excess of $10,000,000, individually or in the aggregate, shall be entered against the Servicer or the Originator on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for fifteen (15) consecutive days without a stay of execution.

          (i) The "Termination Date" under and as defined in the Receivables Sale Agreement shall occur under the Receivables Sale Agreement or Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Seller under the Receivables Sale Agreement.

          (j) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto and the Collection Accounts.

          (k) Penelec shall (i) fail to maintain a Fixed Charge Ratio (determined as of the last day of each fiscal quarter) of at least 2.00 to 1.00 or (ii) permit the ratio (determined as of the last day of each fiscal quarter) of Consolidated Debt on such day to Total Capitalization on such day to exceed
0.65 to 1.00. Capitalized terms used in this paragraph (k) shall have the meanings set forth in Exhibit XIII.

          (l) Any Periodic Report delivered on or after [___], 2004 shall fail to contain all Additional Reporting Information.

          Section 9.2 Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Agent may, or upon the direction of the Required Financial Institutions shall, take any of the following actions: (i) replace the Person then acting as Servicer, (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that upon the occurrence of an Amortization Event described in Section 9.1(d)(ii), or of an actual or deemed entry of an order for relief with respect to any Seller Party under the Federal Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (iii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, (iv) deliver the Collection Notices to the Collection Banks, (v) notify Obligors of the Purchasers' interest in the Receivables and (vi) upon the occurrence of an Amortization Event described in
Section 9.1(a) or 9.1(g) with respect to the Collection Agent, replace the Collection Agent. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agent and the Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.


                                   ARTICLE X
                                 INDEMNIFICATION

          Section 10.1 Indemnities by The Seller Parties. Without limiting any other rights that the Agent or any Purchaser may have hereunder or under applicable law, (A) Seller hereby agrees to indemnify (and pay within 5 Business


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


Days after demand therefor) the Agent and each Purchaser and their respective assigns, officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees and documented disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Receivables, and (B) the Servicer hereby agrees to indemnify (and pay within 5 Business Days after demand therefor) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer's activities as Servicer hereunder and under the other Transaction Documents to which it is a party, excluding, however, in all of the foregoing instances under the preceding clauses (A) and (B):

          (i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of any Indemnified Party;

          (ii) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

          (iii) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests as a loan or loans by the Purchasers to Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections;

provided, however, that nothing contained in this sentence shall limit the liability of any Seller Party or limit the recourse of the Purchasers to any Seller Party for amounts otherwise specifically provided to be paid by such Seller Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification but subject to the same limitations above, each Seller Party shall indemnify the Agent and the Purchasers for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Seller or the Servicer) relating to or resulting from:

          (i) any representation or warranty made by any Seller Party or Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

          (ii) the failure by Seller, the Servicer or Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

          (iii) any failure of Seller, the Servicer or Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

          (iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

          (v) any dispute, claim, offset or defense (other than discharge in bankruptcy or insolvency of the Obligor or the Obligor's financial inability to pay) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

          (vi) the commingling of Collections of Receivables at any time with other funds;

          (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of an Incremental Purchase or a Reinvestment, the ownership of the Purchaser Interests or any other investigation, litigation or proceeding relating to Seller, the Servicer or Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

          (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

          (ix) any Amortization Event described in Section 9.1(d);

          (x) any failure of Seller to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Seller to give reasonably equivalent value to Originator under the Receivables Sale Agreement in consideration of the transfer by Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

          (xi) any failure to vest and maintain vested in the Agent for the benefit of the Purchasers, or to transfer to the Agent for the benefit of the Purchasers, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Purchaser Interests contemplated hereunder) or security interest in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents);

          (xii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Incremental Purchase or Reinvestment or at any subsequent time;

          (xiii) any action or omission by any Seller Party which reduces or impairs the rights of the Agent or the Purchasers with respect to any Receivable or the value of any such Receivable;

          (xiv) any attempt by any Person to void any Incremental Purchase or Reinvestment hereunder under statutory provisions or common law or equitable action; and

          (xv) the failure of any Receivable included in the calculation of the Net Receivables Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

          Section 10.2 Increased Cost and Reduced Return. If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source's obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or taxes excluded by
Section 10.1) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Agent, Seller shall pay to the Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction.


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


          Section 10.3 Other Costs and Expenses. Seller shall pay to the Agent and Conduit on demand all actual and documented costs and reasonable out-of-pocket expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of Conduit's auditors auditing the books, records and procedures of Seller, reasonable fees and out-of-pocket expenses of legal counsel for Conduit and the Agent (which such counsel may be employees of Conduit or the Agent) with respect thereto and with respect to advising Conduit and the Agent as to their respective rights and remedies under this Agreement. Seller shall pay to the Agent on demand any and all costs and expenses of the Agent and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other Transaction Documents delivered hereunder and any documents delivered in connection with any restructuring or workout of this Agreement or the Transaction Documents, or the administration of this Agreement following an Amortization Event.


                                   ARTICLE XI
                                    THE AGENT

          Section 11.1 Authorization and Action. Each Purchaser hereby designates and appoints Bank One to act as its agent hereunder and under each other Transaction Document, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Agent. In performing its functions and duties hereunder and under the other Transaction Documents, the Agent shall act solely as agent for the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller Party or any of such Seller Party's successors or assigns. The Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Purchaser hereby authorizes the Agent to execute such Transaction Documents as may require the Agent's signature on behalf of such Purchaser, including the Collection Account Agreements and P.O. Box Transfer Notices (the terms of which shall be binding on such Purchaser).

          Section 11.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.


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


          Section 11.3 Exculpatory Provisions. Neither the Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by any Seller Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Seller Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. The Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller Parties. The Agent shall not be deemed to have knowledge of any Amortization Event or Potential Amortization Event unless the Agent has received notice from Seller or a Purchaser.

          Section 11.4 Reliance by Agent. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Seller), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of Conduit or the Required Financial Institutions or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Purchasers. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of Conduit or the Required Financial Institutions or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

          Section 11.5 Non-Reliance on Agent and Other Purchasers. Each Purchaser expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of any Seller Party, shall be deemed to constitute any representation or warranty by the Agent. Each Purchaser represents and warrants to the Agent that it has and will, independently and without reliance upon the Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

          Section 11.6 Reimbursement and Indemnification. The Financial Institutions agree to reimburse and indemnify the Agent and its officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares, to the extent not paid or reimbursed by the Seller Parties (i) for any amounts for which the Agent, acting in its capacity as Agent, is entitled to reimbursement by the Seller Parties hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent and acting on behalf of the Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.

          Section 11.7 Agent in its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Seller or any Affiliate of Seller as though the Agent were not the Agent hereunder. With respect to the acquisition of Purchaser Interests pursuant to this Agreement, the Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser and may exercise the same as though it were not the Agent, and the terms "Financial Institution," "Purchaser," "Financial Institutions" and "Purchasers" shall include the Agent in its individual capacity.

          Section 11.8 Successor Agent. The Agent may, upon five days' notice to Seller and the Purchasers, and the Agent will, upon the direction of all of the Purchasers (other than the Agent, in its individual capacity) resign as Agent. If the Agent shall resign, then the Required Financial Institutions during such five-day period shall appoint from among the Purchasers a successor agent with the consent of the Seller; provided that the Seller's consent shall not be required (i) if such appointed Purchaser is an Affiliate of Bank One or (ii) if an Amoritization Event or Potential Amoritization Event has occurred. If for any reason no successor Agent is appointed by the Required Financial Institutions during such five-day period, then effective upon the termination of such five day period, the Purchasers shall perform all of the duties of the Agent hereunder and under the other Transaction Documents and Seller and the Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Agent's resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Transaction Documents.


                                  ARTICLE XII
                           ASSIGNMENTS; PARTICIPATIONS

          Section 12.1 Assignments. (a) Each Seller Party and each Financial Institution hereby agree and consent to the complete or partial assignment by Conduit of all or any portion of its rights under, interest in, title to and obligations under this Agreement to the Financial Institutions pursuant to the

Liquidity Agreement or to any other Person, and upon such assignment, Conduit shall be released from its obligations so assigned. Further, each Seller Party and each Financial Institution hereby agree that any assignee of Conduit of this Agreement or all or any of the Purchaser Interests of Conduit shall have all of the rights and benefits under this Agreement as if the term "Conduit" explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of Conduit hereunder. Neither Seller nor the Servicer shall have the right to assign its rights or obligations under this Agreement without the Agent's prior written consent.

          (b) Any Financial Institution may at any time and from time to time assign to (i) any other Financial Institution party hereto or the date immediately preceding such assignment, (ii) any Affiliate of Bank One, or (iii) with the consent of the Seller, one or more other Persons; provided that, after the occurrence of an Amortization Event or Potential Amortization Event, the Seller's consent shall not be required for any such assignment, (each such assignee, a "Purchasing Financial Institutions") all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit VII hereto (the "Assignment Agreement") executed by such Purchasing Financial Institution and such selling Financial Institution. The consent of Conduit shall be required prior to the effectiveness of any such assignment. Each assignee of a Financial Institution must (i) have a short-term debt rating of A-1 or better by S&P and P-1 by Moody's and (ii) agree to deliver to the Agent, promptly following any request therefor by the Agent or Conduit, an enforceability opinion in form and substance satisfactory to the Agent and Conduit. Upon delivery of the executed Assignment Agreement to the Agent, such selling Financial Institution shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Financial Institution shall for all purposes be a Financial Institution party to this Agreement and shall have all the rights and obligations of a Financial Institution under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Seller, the Purchasers or the Agent shall be required.

          (c) Each of the Financial Institutions agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by S&P and P-1 by Moody's (an "Affected Financial Institution"), such Affected Financial Institution shall be obliged, at the request of Conduit or the Agent, to assign all of its rights and obligations hereunder to (x) another Financial Institution or (y) another funding entity nominated by the Agent and acceptable to Conduit, and willing to participate in this Agreement through the Commitment Termination Date in the place of such Affected Financial Institution; provided that the Affected Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Financial Institution's Pro Rata Share of the Aggregate Capital and Yield owing to the Financial Institutions and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions.

          Section 12.2 Participations. Any Financial Institution may, in the ordinary course of its business at any time sell to one or more Persons (each a "Participant") participating interests in its Pro Rata Share of the Purchaser Interests of the Financial Institutions, its obligation to pay Conduit its Acquisition Amounts or any other interest of such Financial Institution hereunder. Notwithstanding any such sale by a Financial Institution of a participating interest to a Participant, such Financial Institution's rights and obligations under this Agreement shall remain unchanged, such Financial Institution shall remain solely responsible for the performance of its obligations hereunder, and Seller, Conduit and the Agent shall continue to deal solely and directly with such Financial Institution in connection with such Financial Institution's rights and obligations under this Agreement. Each Financial Institution agrees that any agreement between such Financial Institution and any such Participant in respect of such participating interest shall not restrict such Financial Institution's right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 13.1(b)(i).

          Section 12.3 Extension of Commitment Termination Date. The Seller may advise the Agent in writing of its desire to extend the Commitment Termination Date for an additional period not exceeding 364 days, provided such request is made not more than 90 days prior to, and not less than 60 days prior to, the then current Commitment Termination Date. The Agent so advised by the Seller shall promptly notify each Financial Institution of any such request and each such Financial Institution shall notify the Agent and the Seller of its decision to accept or decline the request for such extension no later than 30 days prior to the then current Commitment Termination Date (it being understood that each Financial Institution may accept or decline such request in its sole discretion and on such terms as it may elect, and the failure to so notify the Agent and the Seller shall be deemed an election not to extend by such Financial Institution). In the event that at least one Financial Institution agrees to extend the Commitment Termination Date, the Seller Parties, the Agent, the extending Financial Institution(s) and the Agent shall enter into such documents as such extending Financial Institution(s) may deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by such Financial Institution(s) and the Agent (including reasonable attorneys' fees) shall be paid by the Seller. In the event that any Financial Institution declines the requests to extend the Commitment Termination Date (each such Financial Institution being referred to herein as a "Non-Renewing Financial Institution"), and the Commitment of such Non-Renewing Financial Institution is not assigned to another Person in accordance with the terms of this Article XII prior to the then current Commitment Termination Date, the Purchase Limit shall be reduced by an amount equal to each such Non-Renewing Financial Institution's Commitment on the then current Commitment Termination Date.

          Section 12.4 Terminating Financial Institutions.

          (a) Any Affected Financial Institution or Non-Renewing Financial Institution which has not assigned its rights and obligations hereunder if requested pursuant to this Article XII shall be a "Terminating Financial Institution" for purposes of this Agreement as of the then current Commitment Termination Date.

          (b) The Commitment of any Financial Institution shall terminate on the date it becomes a Terminating Financial Institution. Upon reduction to zero of the Capital of all of the Purchaser Interests of a Terminating Financial Institution (after application of Collections thereto pursuant to Sections 2.4) all rights and obligations of such terminating Financial Institution hereunder shall be terminated and such terminating Financial Institution shall no longer be a "Financial Institution" hereunder; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to Purchaser

Interests or the Commitment held by such Terminating Financial Institution prior to its termination as a Financial Institution.


                                  ARTICLE XIII
                                  MISCELLANEOUS

          Section 13.1 Waivers and Amendments. No failure or delay on the part of the Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

          (a) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this
Section 13.1(b). Conduit, Seller and the Agent, at the direction of the Required Financial Institutions, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

          (i) without the consent of each affected Purchaser, (A) extend the Commitment Termination Date or the date of any payment or deposit of Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield (or any component thereof), (C) reduce any fee payable to the Agent for the benefit of the Purchasers, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Financial Institution's Pro Rata Share (except as may be required pursuant to the Liquidity Agreement) or any Financial Institution's Commitment, (E) amend, modify or waive any provision of the definition of Required Financial Institutions or this Section 13.1(b), (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this Agreement, (G) change the definition of "Applicable Maximum Purchaser Interest," "Applicable Stress Factor," "Dilution Ratio," "Dilution Reserve," "Eligible Receivable," "Loss Ratio," "Loss Reserve," "Loss Percentage," "Net Receivables Balance" or "Yield and Servicer Fee Reserve" or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through
     (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

          (ii) without the written consent of the then Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent.

Notwithstanding the foregoing, (i) without the consent of the Financial Institutions, but with the consent of Seller, the Agent may amend this Agreement solely to add additional Persons as Financial Institutions hereunder and (ii) the Agent, the Required Financial Institutions and Conduit may enter into amendments to modify any of the terms or provisions of Article XI, Article XII,

Section 13.12 or any other provision of this Agreement without the consent of Seller, provided that such amendment has no negative impact upon Seller. Any modification or waiver made in accordance with this Section 13.1 shall apply to each of the Purchasers equally and shall be binding upon Seller, the Purchasers and the Agent.

          Section 13.2 Notices. Except as provided in this Section 13.2, all communications and notices provided for hereunder shall be in writing (including bank wire, facsimile or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or facsimile numbers set forth on the signature pages hereof or at such other address or facsimile number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective if given by facsimile, upon the receipt thereof, if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or if given by any other means, when received at the address specified in this Section
13.2. Seller hereby authorizes the Agent to effect purchases and Tranche Period and Bank Rate selections based on telephonic notices made by any Person whom the Agent in good faith believes to be acting on behalf of Seller. Seller agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by an authorized officer of Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Agent, the records of the Agent shall govern absent manifest error.

          Section 13.3 Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          Section 13.4 Protection of Ownership Interests of the Purchasers. (a) Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable the Agent or the Purchasers to exercise and enforce their rights and remedies hereunder. After the occurrence of an Amortization Event, the Agent may, or the Agent may direct Seller or the Servicer to, notify the Obligors of Receivables, at Seller's expense, of the ownership or security interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee. Seller or the Servicer (as applicable) shall, at any Purchaser's request, withhold the identity of such Purchaser in any such notification.

          (b) If any Seller Party fails to perform any of its obligations hereunder, the Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligations, and the Agent's or such Purchaser's costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.3. Each Seller Party irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to execute on behalf of Seller as debtor and to file financing statements necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable.

          Section 13.5 Confidentiality. (a) Each party hereto shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to each other party and their respective businesses in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such party and its officers and employees may disclose such information to such party's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

          (b) Anything herein to the contrary notwithstanding, each Seller Party, each Purchaser, the Agent, each Indemnified Party and any successor or assign of any of the foregoing (and each employee, representative or other agent of any of the foregoing) may disclose to any and all Persons, without limitation of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any of the foregoing relating to such tax treatment or tax structure, and it is hereby confirmed that each of the foregoing have been so authorized since the commencement of discussions regarding the transactions.

          (c) Anything herein to the contrary notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent, the Financial Institutions or Conduit by each other, (ii) by the Agent or the Purchasers to any prospective or actual assignee or participant of any of them and (iii) by the Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Conduit and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing. In addition, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

          Section 13.6 Bankruptcy Petition. Seller, the Servicer, the Agent and each Financial Institution hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Conduit, it will not institute against, or join any other Person in instituting against, Conduit or any such entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          Section 13.7 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

          Section 13.8 CONSENT TO JURISDICTION. EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

          Section 13.9 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

          Section 13.10 Integration; Binding Effect; Survival of Terms.

          (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article V, (ii) the indemnification and payment provisions of
Article X, and Sections 13.5 and 13.6 shall be continuing and shall survive any termination of this Agreement.

          Section 13.11 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

          Section 13.12 Bank One Roles. Each of the Financial Institutions acknowledges that Bank One acts, or may in the future act, (i) as administrative agent for Conduit or any Financial Institution, (ii) as issuing and paying agent for the Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper and (iv) to provide other services from time to time for Conduit or any Financial Institution (collectively, the "Bank One Roles"). Without limiting the generality of this Section 13.12, each Financial Institution hereby acknowledges and consents to any and all Bank One Roles and agrees that in connection with any Bank One Role, Bank One may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Conduit, and the giving of notice to the Agent of a mandatory purchase pursuant to the Liquidity Agreement.

          Section 13.13 Characterization. (a) It is the intention of the parties hereto that each purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Purchaser Interest. Except as specifically provided in this Agreement, each sale of a Purchaser Interest hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to each Purchaser and the Agent for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser or the Agent or any assignee thereof of any obligation of Seller or Originator or any other person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of Seller or Originator.

          (b) In addition to any ownership interest which the Agent may from time to time acquire pursuant hereto, Seller hereby grants to the Agent for the ratable benefit of the Purchasers a valid and perfected security interest in all of Seller's right, title and interest in, to and under all Receivables now existing or hereafter arising, the Collections, each Post Office Box, each Collection Account, all Related Security, all other rights and payments relating to such Receivables, all of Seller's rights under the Receivables Sale Agreement

(including, without limitation, (a) all rights to indemnification arising thereunder, and (b) all UCC financing statements filed pursuant thereto and all proceeds of any thereof and all other assets in which the Agent on behalf of the Purchasers has acquired, may hereafter acquire and/or purports to have acquired under this Agreement prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. The Agent and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative. The Seller hereby authorizes the Agent, within the meaning of Section 9-509 of any applicable enactment of the UCC, as secured party for the benefit of itself and the Purchasers, to file, without the signature of the Seller or the Originator as debtors, the UCC financing statements contemplated herein and under the Receivables Sale Agreement.

          (c) In connection with Seller's transfer of its right, title and interest in, to and under the Receivables Sale Agreement, the Seller agrees that the Agent shall have the right to enforce the Seller's rights and remedies under the Receivables Sale Agreement, to receive all amounts payable thereunder or in connection therewith, to consent to amendments, modifications or waivers thereof, and to direct, instruct or request any action thereunder, but in each case without any obligation on the part of the Agent or any Purchaser or any of its or their respective Affiliates to perform any of the obligations of the Seller under the Receivables Sale Agreement. To the extent that the Seller enforces the Seller's rights and remedies under the Receivables Sale Agreement, from and after the occurrence of an Amortization Event, and during the continuance thereof, the Agent shall have the exclusive right to direct such enforcement by the Seller.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

                               [SELLER]


                               By:
                                  -----------------------------------
                               Name:
                               Title:

                               Address:


                               PENNSYLVANIA ELECTRIC COMPANY


                               By:
                                  -----------------------------------
                               Name:
                               Title:

                               Address:

                               JUPITER SECURITIZATION CORPORATION


                               By:
                                  -----------------------------------
                               Name:  Leo V. Loughead
                               Title: Authorized Signatory

                               Address: c/o Bank One, NA (Main Office Chicago), as Agent
                                         Asset Backed Finance
                                         Suite IL1-0079, 7th Floor
                                         131 South Dearborn
                                         Chicago, Illinois  60603-0079

                               FAX:      (312) 732-1844


                               BANK ONE, NA (MAIN OFFICE CHICAGO), as a
                               Financial Institution and as Agent


                               By:
                                  -----------------------------------
                               Name:  Leo V. Loughead
                               Title: Managing Director, Capital Markets

                               Address:  Bank One, NA (Main Office Chicago)
                                         Asset Backed Finance
                                         Suite IL1-1729, 7th Floor
                                         131 South Dearborn
                                         Chicago, Illinois  60603-1729

                               Fax:      (312) 732-4487

                                    EXHIBIT I

                                   DEFINITIONS

          As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Accrual Period" means each calendar month occurring before or after the Closing Date.

          "Additional Reporting Information" means [_____]. [The additional information to be included in each Periodic Report after April 2004 will be described here].

          "Adverse Claim" means a lien, security interest, financing statement, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

          "Affected Financial Institution" has the meaning specified in Section 12.1(c).

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

          "Agent" has the meaning set forth in the preamble to this Agreement.

          "Aggregate Capital" means, on any date of determination, the aggregate amount of Capital of all Purchaser Interests outstanding on such date.

          "Aggregate Reduction" has the meaning specified in Section 1.3.

          "Aggregate Reserves" means, on any date of determination, the sum of the Loss Reserve, the Yield and Servicer Fee Reserve and the Dilution Reserve.

          "Aggregate Unpaids" means, at any time, an amount equal to the sum of all Aggregate Capital and all other unpaid Obligations (whether due or accrued) at such time.

          "Agreement" means this Receivables Purchase Agreement, as it may be amended or modified and in effect from time to time.

          "Amortization Date" means the earliest to occur of (i) the Business Day immediately prior to the occurrence of an Amortization Event set forth in
Section 9.1(d), (ii) the Business Day specified in a written notice from the


                                    Exh. I-1

Agent following the occurrence of any other Amortization Event, (iii) the date which is 15 Business Days after the Agent's receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement and
(iv) the Commitment Termination Date, as such date may from time to time be extended with the consent of the parties hereto in accordance with Section 12.3 hereof.

          "Amortization Event" has the meaning specified in Article IX.

          "Applicable Margin" has the meaning set forth in Schedule I to the Fee Letter.

          "Applicable Maximum Purchaser Interest" means, at any time during (i) a Monthly Reporting Period, [95]%, (ii) a Weekly Reporting Period, [97]%, and
(iii) a Daily Reporting Period, [100]%.

          "Applicable Stress Factor" means, at any time, the amount set forth below based upon the Debt Rating of the Originator then in effect as rated by each of S&P and Moody's, respectively; provided, however, that (a) if the ratings established or deemed to have been established by S&P and Moody's, respectively, fall within different levels, the Applicable Stress Factor will be based on the lower of the two ratings, (b) if S&P or Moody's (but not both) is then rating the Originator, the Applicable Stress Factor will be based on the single rating then in effect and (c) if neither S&P nor Moody's is then rating the Originator, the Applicable Stress Factor will be the highest amount set forth in the table below:

-------------------------------------------------------------------------------------
Rating by S&P/Moody's                                        Applicable Stress Factor
-------------------------------------------------------------------------------------
Greater than or equal to BBB/Baa2                            2.0
-------------------------------------------------------------------------------------
Less than BBB/Baa2, but greater than or equal to BB+/Ba1     2.25
-------------------------------------------------------------------------------------
Less than BB+/Ba1 or unrated                                 2.5
-------------------------------------------------------------------------------------

          "Applicable Unbilled Receivables Limit" means, (i) during any Monthly Reporting Period, [__%], (ii) during any Weekly Reporting Period, [__%] and
(iii) during any Daily Reporting Period, [___%].

          "Assignment Agreement" has the meaning set forth in Section 12.1(b).

          "Authorized Officer" means, with respect to any Person, its president, corporate controller, treasurer or chief financial officer.

          "Bank One" means Bank One, NA (Main Office Chicago) in its individual capacity and its successors.

          "Bank Rate" means, the LIBO Rate or the Prime Rate, as applicable, with respect to each Purchaser Interest of the Financial Institutions and any Purchaser Interest of the Conduit, an undivided interest in which has been


                                    Exh. I-2
assigned by the Conduit to a Financial Institution pursuant to the Liquidity Agreement; provided, that if an Amortization Event shall have occurred and the Agent has exercised its rights pursuant to Section 9.2(iii), the Bank Rate shall mean a rate per annum equal to 2% above the otherwise applicable Bank Rate.

          "BBP Receivable" means a Receivable arising under an Obligor's account which is subject to a balanced or levelized payment plan of the applicable Originator.

          "Billed Receivable" means a Receivable for which, as of the time of determination, an invoice addressed to the Obligor thereof has been sent.

          "Broken Funding Costs" means for any Purchaser Interest which: (i) has its Capital reduced without compliance by Seller with the notice requirements hereunder or (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or (iii) is assigned under the Liquidity Agreement or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the Yield that would have accrued during the remainder of the Tranche Periods or the tranche periods for Commercial Paper determined by the Agent to relate to such Purchaser Interest (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Capital of such Purchaser Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Capital is allocated to another Purchaser Interest, the amount of Yield actually accrued during the remainder of such period on such Capital for the new Purchaser Interest, and (y) to the extent such Capital is not allocated to another Purchaser Interest, the income, if any, actually received during the remainder of such period by the holder of such Purchaser Interest from investing the portion of such Capital not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to Seller the amount of such excess. All Broken Funding Costs shall be due and payable hereunder upon demand.

          "Business Day" means any day on which Penelec is open for business and on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

          "Capital" of any Purchaser Interest means, at any time, (A) the Purchase Price of such Purchaser Interest, minus (B) the sum of the aggregate amount of Collections and other payments received by the Agent which in each case are applied to reduce such Capital in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored (in accordance with Section 2.6) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.


                                    Exh. I-3

          "Capital Pro Rata Share" means, for any Purchaser at any time, the amount of Capital allocated to the Purchaser Interests of such Purchaser at such time divided by the Aggregate Capital at such time.

          "Change of Control" means with respect to any Seller Party or the Collection Agent, the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of such Seller Party or the Collection Agent, as applicable.

          "Charged-Off Receivable" means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to Seller Party therein refer to such Obligor), (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) which, consistent with the Credit and Collection Policy, should be written off Seller's books as uncollectible or (iv) which has been identified by the Seller as uncollectible.

          "Collection Account" means each depositary account maintained in the name of the Collection Agent in which any Collections are deposited and which is listed on Exhibit IV.

          "Collection Account Agreement" means an agreement substantially in the form of Exhibit VI, or such other agreement in form and substance reasonably acceptable to the Agent, among the Seller, the Collection Agent, the Agent and a Collection Bank.

          "Collection Agent" means FirstEnergy Service Company, an Ohio corporation or, following the occurrence of an Amortization Event described in
Section 9.1(d) or Section 9.1(g) with respect to the Collection Agent, any other Person approved by the Agent in its sole discretion.

          "Collection Bank" means, at any time, any of the banks holding one or more Collection Accounts and which is listed on Exhibit IV.

          "Collection Notice" means a notice, in substantially the form of Annex A to Exhibit VI, from the Agent to a Collection Bank.

          "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

          "Commercial Paper" means promissory notes of Conduit issued by Conduit in the commercial paper market.

          "Commitment" means, for each Financial Institution, the commitment of such Financial Institution to purchase Purchaser Interests from Seller in an amount not to exceed (i) in the aggregate, the amount set forth opposite such Financial Institution's name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof and (ii) with respect to any


                                    Exh. I-4
individual purchase hereunder, its Pro Rata Share of the Purchase Price therefor.

          "Commitment Termination Date" means January [___], 2005.

          "Concentration Limit" means, at any time, for any Obligor, [__]% of the Outstanding Balance of all Eligible Receivables at such time, or such other amount (a "Special Concentration Limit") for such Obligor designated by the Agent; provided, that in the case of an Obligor and any Affiliate of such Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliate are one Obligor; and provided, further, that Conduit or the Required Financial Institutions may, upon not less than three Business Days' notice to Seller, cancel any Special Concentration Limit.

          "Conduit" has the meaning set forth in the preamble to this Agreement.

          "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

          "Contract" means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

          "CP Costs" means, for each day, the sum of (i) discount or yield accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any Purchaser Interest of Conduit pursuant to the terms of any receivable purchase facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if Seller shall request any Incremental Purchase during any period of time determined by the Agent in its sole discretion to result in incrementally higher Yield applicable to such Incremental Purchase, the Capital associated with any such Incremental Purchase shall, during such period, be deemed to be funded by Conduit in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such additional Yield applicable only to such special pool and charged each day during such period against such Capital.


                                    Exh. I-5

          "CP Rate" means with respect to any Accrual Period and any Purchaser Interest funded by Conduit if and to the extent Conduit funds the Purchase or maintenance of its Purchaser Interest by the issuance of Commercial Paper during such Accrual Period, a per annum rate equal to a fraction, expressed as a percentage, the numerator of which shall be equal to the sum of the CP Costs, determined on a pro rata basis, based upon the percentage share that the dollar amount of such Purchaser Interest represents in relation to all assets or investments associated with any assets held by Conduit and funded substantially with Pooled Commercial Paper, for each day during such Accrual Period (or portion thereof), and the denominator of which is the weighted daily average Capital of such Purchaser Interest during such Accrual Period; provided that if an Amortization Event shall have occurred and the Agent has exercised its rights pursuant to Section 9.2(iii), the CP Rate with respect to each Purchaser Interest shall mean a rate per annum equal to 2% above the Prime Rate.

          "Credit and Collection Policy" means Originator's customary credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit VIII hereto, as modified from time to time in accordance with this Agreement.

          "Customer Deposits" means, at any time, the aggregate amount of cash deposits held by the Originator against Obligors' accounts.

          "Daily Report" means a report in the form agreed upon by the Agent and the Servicer, furnished by the Servicer to the Agent pursuant to Section 8.5.

          "Daily Reporting Period" means any period during which the Debt Rating shall be [BB] or lower by S&P or [Ba2] or lower by Moody's or shall not be rated by S&P or by Moody's.

          "Days Sales Outstanding Ratio" means, for any Accrual Period, (i) the aggregate Outstanding Balance of all Receivables as of the last day of the Accrual Period ending one Accrual Period prior to such Accrual Period, divided by (ii) the aggregate amount of Collections received during such Accrual Period, multiplied by (iii) 30.

          "Debt Rating" means, at any time, the rating then assigned by S&P or Moody's to the Originator's senior secured long-term non-credit enhanced debt.

          "Deemed Collections" means the aggregate of all amounts Seller shall have been deemed to have received as a Collection of a Receivable. Seller shall be deemed to have received a Collection with respect to a Receivable to the extent (i) the Outstanding Balance of any such Receivable is either (x) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by Seller (other than cash Collections on account of the Receivables) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (ii) any of the representations or warranties in Article V are no longer true with respect to such Receivable.


                                    Exh. I-6

          "Defaulted Receivable" means a Billed Receivable as to which any payment, or part thereof, remains unpaid for [__] days or more from the original due date for such payment.

          "Default Fee" means with respect to any amount due and payable by Seller in respect of any Aggregate Unpaids, an amount equal to interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 2% above the Prime Rate.

          "Default Ratio" means, at any time, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that are Defaulted Receivables or Charged-Off Receivables at such time divided by (ii) the aggregate Outstanding Balance of all Receivables at such time.

          "Delinquency Ratio" means, at any time, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that are Delinquent Receivables at such time divided by (ii) the aggregate Outstanding Balance of all Receivables at such time.

          "Delinquent Receivable" means a Receivable as to which any payment, or part thereof, remains unpaid for [30] days or more from the original due date for such payment.

          "Dilution Horizon Factor" means, at any time, a fraction, the numerator of which equals the sum of (a) the aggregate Original Balance of all Billed Receivables originated during the [three] Accrual Periods ending immediately prior to the last day of the most recently ended Accrual Period and
(b) the aggregate Original Balance of all Unbilled Receivables as of the end of the most recently ended Accrual Period, and the denominator of which equals the Net Receivables Balance as of the end of the most recently ended Accrual Period.

          "Dilution Percentage" means, at any time, the greater of (i) the Dilution Percentage Floor at such time and (ii) a percentage calculated in accordance with the following formula:

          DP = [(ASF x ADR) + [(HDR - ADR) x (HDR/ADR)]] x DHF

          where:

     DP   =  the Dilution Percentage;

     ADR = the average of the monthly Dilution Ratios occurring during the 12 most recent Accrual Periods;

     ASF  =  Applicable Stress Factor;

     HDR = the highest [three]-month average of the Dilution Ratios occurring during the 12 most recent Accrual Periods; and

     DHF  =  the Dilution Horizon Factor at such time.

          "Dilution Percentage Floor" means (i) on and after the Report Completion Date and so long as all Periodic Reports delivered from the Report Completion Date until the date of determination of the Dilution Percentage Floor


                                    Exh. I-7
have contained all Additional Reporting Information, [5.0]% and (ii) at all other times, 7.5%.

          "Dilution Ratio" means, for any Accrual Period, a percentage equal to
(i) the aggregate amount of Dilutions which occurred during such Accrual Period divided by (ii) the aggregate Original Balance of all Receivables generated by the Originator during the Accrual Period [two months] prior to such Accrual Period.

          "Dilution Reserve" means, at any time, an amount equal to the product of (a) the Net Receivable Balance at such time, and (b) the Dilution Percentage at such time.

          "Dilutions" means, at any time, the aggregate amount of reductions or cancellations described in clause (i) of the definition of "Deemed Collections".

          "Eligible Receivable" means, at any time, a Receivable:

          (i) the Obligor of which (a) if a natural person, maintains a service address in the United States or, if a corporation or other business organization, maintains a principal place of business in the United States or any political subdivision thereof and (b) is not an Affiliate of any of the parties hereto or the Originator,

          (ii) the Obligor of which is not the Obligor of any Charged-Off Receivable, unless such Obligor becomes current and is deemed to be an acceptable customer in accordance with the Credit and Collection Policy,/3/

          (iii) the Obligor of which is not the Obligor of Receivables more than 90 days past due, the Outstanding Balance of which, in the aggregate, constitutes more than 35% of the aggregate Outstanding Balance of all Receivables with respect to such Obligor,

          (iv) which is not a Charged-Off Receivable or a Delinquent Receivable,

          (v) which by its terms is due and payable within 30 days of the original billing date therefor and has not had its payment terms extended,

          (vi) which is an "account" within the meaning of Section 9-102 of the UCC of all applicable jurisdictions,

          (vii) which is denominated and payable only in United States dollars in the United States or for which payment is guaranteed in United States dollars,

          (viii) which does not arise under a contract created pursuant to a public assistance program, nor require payments based on a percentage of the applicable Obligor's income,

----------
3    Pillsbury/Penelec to advise re: procedures for Charged-Off Receivables.


                                    Exh. I-8

          (ix) which arises under a Contract [in substantially the form of one of the form Contracts set forth on Exhibit IX hereto or otherwise approved by the Agent in writing,]/4/ which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense, except as such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally,

          (x) which arises under a Contract which (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of Originator or any of its assignees under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,

          (xi) which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or power or the provision of services by Originator and not by any other Person (in whole or in part),/5/

          (xii) which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

          (xiii) which satisfies in all material respects all applicable requirements of the Credit and Collection Policy,

          (xiv) which was generated in the ordinary course of Originator's business,

          (xv) which is not subject to any right of rescission, set-off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against Originator (it being understood that only a portion of a Receivable equal to the amount of such partial rescission, set-off, counterclaim or defense, if the amount of such partial rescission, set-off, counterclaim or defense can be quantified, shall be deemed not to be an Eligible Receivable) or any other Adverse Claim, and the Obligor thereon holds no right as against Originator,

          (xvi) as to which Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any

----------
4 Please provide forms so that determination can be made regarding what should or should not be attached.

5 Pillsbury to propose revised language to reflect billing on behalf of third parties.


                                    Exh. I-9

     Person with respect thereto other than payment thereon by the applicable Obligor, and

          (xvii) all right, title and interest to and in which has been validly transferred by Originator directly to Seller under and in accordance with the Receivables Sale Agreement, and Seller has good and marketable title thereto free and clear of any Adverse Claim.

          (xviii) [others to be determined upon completion of due diligence.]

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Excess Government Receivables Amount" means at any time, an amount equal to the positive difference, if any, of (i) the aggregate Outstanding Balance of the Eligible Receivables consisting of Government Receivables at such time minus (ii) the product of (a) the aggregate Outstanding Balance of all Eligible Receivables at such time multiplied by (b) [__]%.

          "Excess Unbilled Receivables Amount" means at any time, an amount equal to the sum of (x) the positive difference, if any, between (i) the aggregate Outstanding Balance of the Eligible Receivables consisting of Unbilled Receivables as of the last day of the most recently ended Accrual Period and
(ii) the product of (a) the Applicable Unbilled Receivables Limit, multiplied by
(b) the aggregate amount of all Eligible Receivables and (y) the aggregate Outstanding Balance of all Unbilled Receivables, the Outstanding Balance of which has been included on a Monthly Report for more than one consecutive calendar month.

          "Federal Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as amended and any successor statute thereto.

          "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (Chicago time) for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

          "Fee Letter" means that certain letter agreement dated as of the date hereof among Seller, Conduit and the Agent, as it may be amended or modified and in effect from time to time.

          "Finance Charges" means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

          "Financial Institutions" has the meaning set forth in the preamble in this Agreement.


                                   Exh. I-10

          "FirstEnergy" means FirstEnergy Corp., an Ohio corporation.

          "Funding Agreement" means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of Conduit, including the Liquidity Agreement.

          "Funding Source" means (i) any Financial Institution or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to Conduit.

          "GAAP" means generally accepted accounting principles in effect in the United States of America as of the date of this Agreement.

          "Government Receivable" means a Receivable the Obligor of which is the United States government, state government or municipal government, or a subdivision or agency thereof.

          "Incremental Purchase" means a purchase of one or more Purchaser Interests which increases the total outstanding Aggregate Capital hereunder.

          "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and
(viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

          "Independent Director" means a member of the Board of Directors of Seller who is not at such time, and has not been at any time during the preceding five (5) years, (A) a director, officer, employee or affiliate of Seller, Originator, or any of their respective Subsidiaries or Affiliates, or
(B) the beneficial owner (at the time of such individual's appointment as an Independent Director or at any time thereafter while serving as an Independent Director) of any of the outstanding common shares of Seller, Originator, or any of their respective Subsidiaries or Affiliates, having general voting rights.

          "Intercreditor Agreement" means, with respect to each Collection Account, an agreement among [------------------].

          "LIBO Rate" means the rate per annum equal to the sum of (i) (a) the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Tranche Period, and having a maturity equal to such Tranche Period, provided that, (i) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable LIBO Rate for the relevant Tranche Period shall instead be the applicable British Bankers'


                                   Exh. I-11

Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Tranche Period, and having a maturity equal to such Tranche Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the applicable LIBO Rate for the relevant Tranche Period shall instead be the rate determined by the Agent to be the rate at which Bank One offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Tranche Period, in the approximate amount to be funded at the LIBO Rate and having a maturity equal to such Tranche Period, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Tranche Period plus (ii) the Applicable Margin. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

          "Liquidity Agreement" means the agreement entered into by the Conduit and the Financial Institutions in connection herewith for the purpose of providing liquidity with respect to the Capital funded by the Conduit hereunder.

          "Loss Horizon Factor" means, at any time, a fraction, the numerator of which equals the sum of (a) the aggregate Original Balance of all Billed Receivables originated during the two Accrual Periods ending immediately prior to the last day of the most recently ended Accrual Period and (b) the aggregate Original Balance of Unbilled Receivables as of the last day of the most recently ended Accrual Period, and the denominator of which equals the Net Receivables Balance as of the end of the most recently ended Accrual Period.

          "Loss Percentage" means, at any time, the greater of (i) the Loss Percentage Floor at such time and (ii) a percentage calculated in accordance with the following formula:

               LP = ASF x LHF x LR

          where:

               ASF  = Applicable Stress Factor;

          LP    =   the Loss Percentage;
          LHF   =   the Loss Horizon Factor; and
          LR    =   the highest three-month rolling average of
                    the Loss Ratios occurring during the 12 most recent Accrual Periods.

          "Loss Percentage Floor" means (i) on and after the Report Completion Date, so long as all Periodic Reports delivered from the Report Completion Date until the date of determination of the Loss Percentage Floor have contained all Additional Reporting Information, [10.0%] and (ii) at all other times, 15.0%.


                                   Exh. I-12

          "Loss Ratio" means, at any time, a ratio (expressed as a percentage) equal to (i) the aggregate outstanding balance of all Billed Receivables which are more than [___] and less than [___] days past due as of the last day of the most recently ended Accrual Period plus all Charged-Off Receivables written off during such Accrual Period divided by (ii) the aggregate Original Balance of all Receivables originated during the Accrual Period which ended [___] Accrual Periods prior to such Accrual Period.

          "Loss Reserve" means, on any date, an amount equal to the Loss Percentage on such date multiplied by the Net Receivables Balance as of the close of business of the Servicer on such date.

          "Material Adverse Effect" means a material adverse effect on (i) the financial condition or operations of any Seller Party and its Subsidiaries, (ii) the ability of any Seller Party to perform its obligations under this Agreement,
(iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

          "Monthly Report" means a report, in substantially the form of Exhibit X hereto (appropriately completed), furnished by the Servicer to the Agent pursuant to Section 8.5.

          "Monthly Reporting Period" means any period during which the Originator's Debt Rating shall be [BBB] or higher by S&P and [Baa2] or higher by Moody's.

          "Moody's" means Moody's Investors Service and its successors.

          "Net Receivables Balance" means, at any time, (a) the aggregate Outstanding Balance of all Eligible Receivables at such time, minus (b) the sum of (without duplication) (i) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor at such time, (ii) the Excess Unbilled Receivables Amount at such time, (iii) the aggregate amount of Unapplied Cash and Credits at such time, (iv) the aggregate amount of Customer Deposits at such time, (v) the credit balance portion of all BBP Receivables at such time, (vi) the Excess Government Receivables Amount at such time, (vii) the aggregate amount of Finance Charges due and owing at such time with respect to all Eligible Receivables, and (viii) [other items to be determined upon due diligence].

          "Non-Renewing Financial Institution" has the meaning set forth in
Section 12.3.

          "Obligations" shall have the meaning set forth in Section 2.1.

          "Obligor" means a Person obligated to make payments pursuant to a Contract.

          "Original Balance" means, with respect to any Receivable, the Outstanding Balance of such Receivable on the date it was originated.


                                   Exh. I-13

          "Originator" means Pennsylvania Electric Company, in its capacity as seller under the Receivables Sale Agreement.

          "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

          "Participant" has the meaning set forth in Section 12.2.

          "Penelec" has the meaning set forth in the preamble to this Agreement.

          "Periodic Reports" means, at any time, the reports required to be delivered by the Servicer under Section 8.5.

          "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "P.O. Box Transfer Notice" means, with respect to each Post Office Box, an agreement substantially in the form of Exhibit XI, or such other agreement in form and substance satisfactory to the Agent.

          "Pooled Commercial Paper" means Commercial Paper notes of Conduit subject to any particular pooling arrangement by Conduit, but excluding Commercial Paper issued by Conduit for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by Conduit.

          "Post Office Box" means each post office box maintained in the name of the Collection Agent/6/ which is listed on Exhibit IV.

          "Potential Amortization Event" means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

          "Prime Rate" means, for any day, a per annum rate equal to the higher of (i) the rate of interest per annum determined by the Agent from time to time in its sole discretion as its prime commercial lending rate for such day for United States Dollar loans made in the United States and (ii) the Federal Funds Effective Rate for such day plus .50%. The Prime Rate is not necessarily the lowest rate that the Agent is charging any corporate customer.

          "Proposed Reduction Date" has the meaning set forth in Section 1.3.

          "Pro Rata Share" means, for each Financial Institution, a percentage equal to (i) the Commitment of such Financial Institution, divided by (ii) the aggregate amount of all Commitments of all Financial Institutions hereunder.

----------
6    FirstEnergy to confirm that Collection Agent is owner of Post Office Boxes.


                                   Exh. I-14

          "Purchase Limit" means $[75,000,000].

          "Purchase Notice" has the meaning set forth in Section 1.2.

          "Purchase Price" means, with respect to any Incremental Purchase of a Purchaser Interest, the amount paid to Seller for such Purchaser Interest which shall not exceed the least of (i) the amount requested by Seller in the applicable Purchase Notice, (ii) the unused portion of the Purchase Limit on the applicable purchase date and (iii) the excess, if any, of the Net Receivables Balance (less the Aggregate Reserves) on the applicable purchase date over the aggregate outstanding amount of Aggregate Capital determined as of the date of the most recent Periodic Report, taking into account such proposed Incremental Purchase.

          "Purchasers" means Conduit and each Financial Institution.

          "Purchaser Interest" means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Capital, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:

                  C
               --------
               NRB - AR

     where:

     C     =   the Capital of such Purchaser Interest.

     AR    =   the Aggregate Reserves.

     NRB   =   the Net Receivables Balance.

Such undivided percentage ownership interest shall be initially computed on its date of purchase. Thereafter, until the Amortization Date, each Purchaser Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Amortization Date. The variable percentage represented by any Purchaser Interest as computed (or deemed recomputed) as of the close of the business day immediately preceding the Amortization Date shall remain constant at all times thereafter.

          "Purchasing Financial Institution" has the meaning set forth in
Section 12.1(b).

          "Receivable" means all indebtedness and other obligations owed to Seller or Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement or hereunder) or in which Seller or Originator has a security interest or other interest, whether or not the Seller or Originator has billed any Obligor therefor and whether or not the Seller of Originator has received payment therefor if such payment (in cash or credit) has not been applied to the respective Obligor's account, including, without limitation, any indebtedness, obligation or interest constituting an


                                   Exh. I-15
account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or power or the rendering of services by Originator and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Seller treats such indebtedness, rights or obligations as a separate payment obligation.

          "Receivables Sale Agreement" means that certain Receivables Sale Agreement, dated as of the date hereof between Originator and Seller, as the same may be amended, restated or otherwise modified from time to time.

          "Records" means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

          "Reduction Notice" has the meaning set forth in Section 1.3.

          "Reinvestment" has the meaning set forth in Section 2.2.

          "Related Security" means, with respect to any Receivable:

          (i) all security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

          (ii) all guaranties, letters of credit, letter of credit rights, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

          (iii) all service contracts and other contracts and agreements associated with such Receivable,

          (iv) all of Seller's right, title and interest in, to and under any contracts or agreements providing for the servicing of such Receivable,

          (v) all Records related to such Receivable,

          (vi) all of Seller's right, title and interest in, to and under the Receivables Sale Agreement in respect of such Receivable, and


                                   Exh. I-16

          (vii) all proceeds of any of the foregoing.

          "Required Financial Institutions" means, at any time, Financial Institutions with Commitments in excess of 66-2/3% of the Purchase Limit.

          "Report Completion Date" means the date on which the first Periodic Report containing the Additional Reporting Information is delivered by the Servicer to the Agent.

          "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of Seller, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Seller now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans (as defined in the Receivables Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Seller now or hereafter outstanding, and (v) any payment of management fees by Seller (except for reasonable management fees to the Originator or its Affiliates in reimbursement of actual management services performed).

          "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and its successors.

          "Seller" has the meaning set forth in the preamble to this Agreement.

          "Seller Parties" has the meaning set forth in the preamble to this Agreement.

          "Servicer" means at any time the Person (which may be the Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.

          "Servicing Fee" has the meaning set forth in Section 8.6.

          "Settlement Date" means (A) if during a Monthly Reporting Period, the date which is two (2) Business Days after a Monthly Report is due, (B) if during a Weekly Reporting Period, the date which is one (1) Business Day after a Weekly Report is due, (C) if during a Daily Reporting Period, the date which is one (1) Business Day after a Daily Report is due.

          "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.


                                   Exh. I-17

Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Seller.

          "Termination Date" has the meaning set forth in Section 2.3.

          "Termination Percentage" has the meaning set forth in Section 2.3.

          "Terminating Financial Institution" has the meaning set forth in
Section 12.4.

          "Terminating Tranche" has the meaning set forth in Section 4.3(b).

          "Tranche Period" means, with respect to any Purchaser Interest held by a Financial Institution, including any Purchaser Interest or undivided interest in a Purchaser Interest assigned to a Financial Institution pursuant to the Liquidity Agreement:

          (a) if Yield for such Purchaser Interest is calculated on the basis of the LIBO Rate, a period of one, two, three or six months, or such other period as may be mutually agreeable to the Agent and Seller, commencing on a Business Day selected by Seller or the Agent pursuant to this Agreement. Such Tranche Period, the case of one-, two-, three- or six-month periods, shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or

          (b) if Yield for such Purchaser Interest is calculated on the basis of the Prime Rate, a period commencing on a Business Day selected by Seller and agreed to by the Agent, provided no such period shall exceed one month.

If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Purchaser Interest which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Tranche Period shall end on the Amortization Date. The duration of each Tranche Period which commences after the Amortization Date shall be of such duration as selected by the Agent.

          "Transaction Documents" means, collectively, this Agreement, each Purchase Notice, the Receivables Sale Agreement, each Collection Account Agreement, each P.O. Box Transfer Notice, each Intercreditor Agreement, the Fee Letter, the Subordinated Note (as defined in the Receivables Sale Agreement) and all other instruments, documents and agreements executed and delivered in connection herewith.

          "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.


                                   Exh. I-18

          "Unapplied Cash and Credits" means, at any time, the aggregate amount of Collections or other cash or credits then held by or for the account of the Servicer, any Originator or the Seller in respect of the payment of Billed Receivables, but not yet applied to the payment of such Receivables.

          "Unbilled Receivables" means Receivables in respect of which an invoice addressed to the Obligor thereof has not been sent.

          "Weekly Report" means a report in the form agreed upon by the Agent and the Servicer, furnished by the Servicer to the Agent pursuant to Section 8.5.

          "Weekly Reporting Period" means any period during which the Debt Rating shall be [BBB- or BB+] by S&P, and [Baa3 or Ba1] by Moody's.

          "Yield" means (a) for each respective Tranche Period relating to Purchaser Interests of the Financial Institutions, including any Purchaser Interest or undivided interest in a Purchaser Interest assigned to a Financial Institution pursuant to the Liquidity Agreement, an amount equal to the product of the applicable Bank Rate for each Purchaser Interest multiplied by the Capital of such Purchaser Interest for each day elapsed during such Tranche Period, annualized on a 360 day basis (or a 365 or 366 day basis, as applicable, in the case of the Prime Rate) and (b) for each respective Accrual Period relating to Purchaser Interests of the Conduit, other than a Purchaser Interest which, or an undivided interest in which, has been assigned by the Conduit to a Financial Institution pursuant to the Liquidity Agreement, an amount equal to the product of the CP Rate multiplied by the Capital of such Purchaser Interest for each day elapsed during such Accrual Period, amortized on a 360-day basis.

          "Yield and Servicer Fee Percentage" means, at any time, an amount equal to the greater of (i) 1.5% and (ii) the ratio (expressed as a percentage) equal to (a) the product of (x) 1.5, multiplied by (y) the Prime Rate plus 2.0%, multiplied by (z) the highest three-month average Days Sales Outstanding Ratio over the prior twelve (12) months, divided by (b) 360.

          "Yield and Servicer Fee Reserve" means, on any date, an amount equal to the product of (a) the Yield and Servicer Fee Percentage and (b) the Net Receivables Balance as of the close of business of the Servicer on such date.

          "Yield Payment Date means (A) with respect to the Purchaser Interest of the Conduit, the date of each month which is two (2) Business Days after the Monthly Report is due and (B) with respect to the Purchaser Interests of the Financial Institutions, the last day of the relevant Tranche Period.

          All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.


                                   Exh. I-19

                                   EXHIBIT II

                             FORM OF PURCHASE NOTICE

                                     [Date]


Bank One, NA (Main Office Chicago), as Agent
Suite IL1-1729, 7th Floor
131 South Dearborn
Chicago, Illinois 60603-1729

Attention:  _______________________


            Re: PURCHASE NOTICE

Ladies and Gentlemen:

          Reference is hereby made to the Receivables Purchase Agreement, dated as of January [__], 2004, by and among [Newco], a Delaware limited liability company (the "Seller"), Pennsylvania Electric Company, as Servicer, the Financial Institutions, [_________________________] Corporation ("Conduit"), and Bank One, NA (Main Office Chicago), as Agent (the "Receivables Purchase Agreement"). Capitalized terms used herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

     The Agent is hereby notified of the following Incremental Purchase:

--------------------------------------------------------------------------------
Purchase Price:                    $
                                    ------------------------
--------------------------------------------------------------------------------
Date of Purchase:
--------------------------------------------------------------------------------
Requested Bank Rate:               [LIBO Rate] [Prime Rate] [CP Rate]
--------------------------------------------------------------------------------
Tranche Period:
--------------------------------------------------------------------------------

     Please wire-transfer the Purchase Price in immediately available funds on the above-specified date of purchase to:

[Account Name]
[Account No.]
[Bank Name & Address]
[ABA #]


                                    Exh. II-1

Reference:
Telephone advice to: [Name] @ tel. No. ( )

          Please advise [Name] at telephone no ( ) _________________ if Conduit will not be making this purchase.

          In connection with the Incremental Purchase to be made on the above listed "Date of Purchase" (the "Purchase Date"), the Seller hereby certifies that the following statements are true on the date hereof, and will be true on the Purchase Date (before and after giving effect to the proposed Incremental Purchase):

          (i) the representations and warranties of the Seller set forth in
Section 5.1 of the Receivables Purchase Agreement are true and correct on and as of the Purchase Date as though made on and as of such date;

          (ii) no event has occurred and is continuing, or would result from the proposed Incremental Purchase, that will constitute an Amortization Event or a Potential Amortization Event;

          (iii) the Amortization Date has not occurred, the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed the Applicable Maximum Purchaser Interest; and

          (iv) the amount of Aggregate Capital is $_________ after giving effect to the Incremental Purchase to be made on the Purchase Date.

                                         Very truly yours,

                                         [SELLER]


                                         By:
                                            -----------------------------
                                         Name:
                                         Title:


                                    Exh. II-2

                                   EXHIBIT III

                    PLACES OF BUSINESS OF THE SELLER PARTIES;
                              LOCATIONS OF RECORDS;
                     ORGANIZATIONAL IDENTIFICATION NUMBERS;
                    FEDERAL EMPLOYER IDENTIFICATION NUMBER(S)


Principal Place of Business/Chief Executive Office:

Seller: ___________________________________
        ___________________________________
        ___________________________________


Servicer:  1001 Broad Street
           Johnstown, PA  15907


Location of Records:

Seller:

Servicer:  76 South Main Street
           Akron, OH 44308


Organizational ID#:

Seller: ___________________________________

Servicer: N/A


FEIN#:

Seller:      ______________________________

Servicer:    25-0718085


                                   Exh. III-1

                                   EXHIBIT IV

                 NAMES OF COLLECTION BANKS; COLLECTION ACCOUNTS

--------------------------------------------------------------------------------
     Post Office Box        Related Collection Account   Collection Account Bank
--------------------------------------------------------------------------------
P.O. Box # ______________     Account #_____________
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                    Exh. IV-1

                                    EXHIBIT V

                         FORM OF COMPLIANCE CERTIFICATE

     To: Bank One, NA (Main Office Chicago), as Agent

          This Compliance Certificate is furnished pursuant to that certain Receivables Purchase Agreement dated as of January [__], 2004 among [Newco] (the "Seller"), Pennsylvania Electric Company (the "Servicer"), the Purchasers party thereto and Bank One, NA (Main Office Chicago), as agent for such Purchasers (the "Agreement").

          THE UNDERSIGNED HEREBY CERTIFIES THAT:

          1. I am the duly elected [_____________] of Seller.

          2. I, or persons under my supervision, have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Seller and its Subsidiaries during the accounting period covered by the attached financial statements.

          3. The examinations described in paragraph 2 did not disclose, and I have no actual knowledge of, the existence of any condition or event which constitutes an Amortization Event or Potential Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in paragraph 5 below.

          4. Schedule I attached hereto sets forth financial data and computations evidencing the compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct in all material respects.

          5. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Seller has taken, is taking, or proposes to take with respect to each such condition or event:

-------------

-------------

-------------

          This certificate is being delivered solely in satisfaction of
Section 7.1(a)(iii) of the Agreement, and no personal liability will attach to the undersigned officer for statements and certifications made in good faith.

          The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this
day of                    ,      .


                                    Exh. V-1

                      SCHEDULE I TO COMPLIANCE CERTIFICATE


A. Schedule of Compliance as of __________, ____ with Section ___ of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

This schedule relates to the month ended:
                                           --------------------


                                    Exh. V-2

                                   EXHIBIT VI
                      FORM OF COLLECTION ACCOUNT AGREEMENT


                                   Exh. VI-1

                                   EXHIBIT VII

                          FORM OF ASSIGNMENT AGREEMENT

          THIS ASSIGNMENT AGREEMENT (this "Assignment Agreement") is entered into as of the ___ day of ____________, ____, by and between _____________________ ("Assignor") and __________________ ("Assignee").

                             PRELIMINARY STATEMENTS

          A. This Assignment Agreement is being executed and delivered in accordance with Section 12.1(b) of that certain Receivables Purchase Agreement dated as of January [___], 2004 by and among [Newco], as Seller, Pennsylvania Electric Company, as Servicer, [_________________________ Corporation], Bank One, NA (Main Office Chicago), as Agent, and the Financial Institutions party thereto (as amended, modified or restated from time to time, the "Purchase Agreement"). Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Purchase Agreement.

          B. Assignor is a Financial Institution party to the Purchase Agreement, and Assignee wishes to become a Financial Institution thereunder; and

          C. Assignor is selling and assigning to Assignee an undivided ____________% (the "Transferred Percentage") interest in all of Assignor's rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, Assignor's Commitment and (if applicable) the Capital of Assignor's Purchaser Interests as set forth herein.

     AGREEMENT

          The parties hereto hereby agree as follows:

          1. The sale, transfer and assignment effected by this Assignment Agreement shall become effective (the "Effective Date") two (2) Business Days (or such other date selected by the Agent in its sole discretion) following the date on which a notice substantially in the form of Schedule II to this Assignment Agreement ("Effective Notice") is delivered by the Agent to Conduit, Assignor and Assignee. From and after the Effective Date, Assignee shall be a Financial Institution party to the Purchase Agreement for all purposes thereof as if Assignee were an original party thereto and Assignee agrees to be bound by all of the terms and provisions contained therein.

          2. If Assignor has no outstanding Capital under the Purchase Agreement, on the Effective Date, Assignor shall be deemed to have hereby transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor's Commitment and all rights and obligations


                                   Exh. VII-1
associated therewith under the terms of the Purchase Agreement, including, without limitation, the Transferred Percentage of Assignor's future funding obligations under Section 4.1 of the Purchase Agreement.

          3. If Assignor has any outstanding Capital under the Purchase Agreement, at or before 12:00 noon, local time of Assignor, on the Effective Date Assignee shall pay to Assignor, in immediately available funds, an amount equal to the sum of (i) the Transferred Percentage of the outstanding Capital of Assignor's Purchaser Interests (such amount, being hereinafter referred to as the "Assignee's Capital"); (ii) all accrued but unpaid (whether or not then due) Yield attributable to Assignee's Capital; and (iii) accruing but unpaid fees and other costs and expenses payable in respect of Assignee's Capital for the period commencing upon each date such unpaid amounts commence accruing, to and including the Effective Date (the "Assignee's Acquisition Cost"); whereupon, Assignor shall be deemed to have sold, transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor's Commitment and the Capital of Assignor's Purchaser Interests (if applicable) and all related rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, the Transferred Percentage of Assignor's future funding obligations under Section 4.1 of the Purchase Agreement.

          4. Concurrently with the execution and delivery hereof, Assignor will provide to Assignee copies of all documents requested by Assignee which were delivered to Assignor pursuant to the Purchase Agreement.

          5. Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

          6. By executing and delivering this Assignment Agreement, Assignor and Assignee confirm to and agree with each other, the Agent and the Financial Institutions as follows: (a) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with the Purchase Agreement or the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of Assignee, the Purchase Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral; (b) Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller, any Obligor, any Seller Affiliate or the performance or observance by the Seller, any Obligor, any Seller Affiliate of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (c) Assignee confirms that it has received a copy of the Purchase Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to


                                   Exh. VII-2
enter into this Assignment Agreement; (d) Assignee will, independently and without reliance upon the Agent, Conduit, the Seller or any other Financial Institution or Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Purchase Agreement and the Transaction Documents; (e) Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (f) Assignee agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Purchase Agreement and the other Transaction Documents, are required to be performed by it as a Financial Institution or, when applicable, as a Purchaser.

          7. Each party hereto represents and warrants to and agrees with the Agent that it is aware of and will comply with the provisions of the Purchase Agreement, including, without limitation, Sections 4.1 and 13.6 thereof.

          8. Schedule I hereto sets forth the revised Commitment of Assignor and the Commitment of Assignee, as well as administrative information with respect to Assignee.

          9. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

          10. Assignee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all senior indebtedness for borrowed money of Conduit, it will not institute against, or join any other Person in instituting against, Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.


                                   Exh. VII-3

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers of the date hereof.

                                          [ASSIGNOR]


                                          By:
                                             -----------------------------------
                                          Title:


                                          [ASSIGNEE]


                                          By:
                                             -----------------------------------
                                          Title:


The Seller hereby consents to such sale, transfer and assignment to Assignee pursuant to Article XII of the Purchase Agreement.

[SELLER]


By: ________________________________
Title:


                                   Exh. VII-4

                       SCHEDULE I TO ASSIGNMENT AGREEMENT

                       LIST OF LENDING OFFICES, ADDRESSES
                       FOR NOTICES AND COMMITMENT AMOUNTS

DATE: _______________, ____
TRANSFERRED PERCENTAGE:    ________%


----------------- ---------------------- -------------------- -------------------- -------------------
                           A-1                   A-2                  B-1                 B-2
----------------- ---------------------- -------------------- -------------------- -------------------
ASSIGNOR          COMMITMENT (PRIOR TO    COMMITMENT (AFTER       OUTSTANDING       RATABLE SHARE OF
                  GIVING EFFECT TO THE    GIVING EFFECT TO          CAPITAL           OUTSTANDING
                  ASSIGNMENT AGREEMENT)    THE ASSIGNMENT          (IF ANY)             CAPITAL
                                             AGREEMENT)
----------------- ---------------------- -------------------- -------------------- -------------------

------------------------------------------------------------------------------------------------------

----------------- ---------------------- -------------------- -------------------- -------------------
                                                 A-2                  B-1                 B-2
----------------- ---------------------- -------------------- -------------------- -------------------
    ASSIGNEE                              COMMITMENT (AFTER       OUTSTANDING       RATABLE SHARE OF
                                          GIVING EFFECT TO          CAPITAL           OUTSTANDING
                                           THE ASSIGNMENT          (IF ANY)             CAPITAL
                                             AGREEMENT)
----------------- ---------------------- -------------------- -------------------- -------------------

----------------- ---------------------- -------------------- -------------------- -------------------

ADDRESS FOR NOTICES
-------------------

Attention:
Phone:
Fax:


                                   Exh. VII-5

                       SCHEDULE II TO ASSIGNMENT AGREEMENT

                                EFFECTIVE NOTICE




TO:  ________________________, Assignor
     ________________________
     ________________________
     ________________________

TO:  ________________________, Assignee
     ________________________
     ________________________
     ________________________

          The undersigned, as Agent under the Receivables Purchase Agreement dated as of [______], 2004 by and among [Newco], a Delaware Limited Liability Company, Pennsylvania Electric Company, a Pennsylvania corporation, as Servicer, [_________________________ Corporation], Bank One, NA (Main Office Chicago), as Agent, and the Financial Institutions party thereto, hereby acknowledges receipt of executed counterparts of a completed Assignment Agreement dated as of ____________, ____ between __________________, as Assignor, and
__________________, as Assignee. Terms defined in such Assignment Agreement are used herein as therein defined.

          1. Pursuant to such Assignment Agreement, you are advised that the Effective Date will be ____________, ____.

          2. Conduit hereby consents to the Assignment Agreement as required by
Section 12.1(b) of the Receivables Purchase Agreement.


                                   Exh. VII-6

          [3. Pursuant to such Assignment Agreement, the Assignee is required to pay $____________ to Assignor at or before 12:00 noon (local time of Assignor) on the Effective Date in immediately available FUNDS.]

                                          Very truly yours,

                                          BANK ONE, NA (MAIN OFFICE CHICAGO),
                                          individually and as Agent


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------



                                          [
                                           -------------------------
                                          CORPORATION]


                                          By: ____________________________

                                          Authorized Signatory


                                   Exh. VII-7

                                  EXHIBIT VIII

                          CREDIT AND COLLECTION POLICY

                   See Exhibit V to Receivables Sale Agreement


                                   Exh. VIII-1

                                   EXHIBIT IX

                               FORM OF CONTRACT(S)

                                  See Attached


                                   Exh. IX-1

                                    EXHIBIT X

                            FORM OF PERIODIC REPORTS

                                   [ATTACHED]



                                    Exh. X-1

                                   EXHIBIT XI

                        FORM OF P.O. BOX TRANSFER NOTICE


United States Postal Service
[Address of Post Office]


          Re: Zip Code: [____________]

                                                  [DATE]
Dear Sir or Madam:

     Please be informed that [FirstEnergy Service Company], the customer for Zip
Code: [___________] hereby requests that effective immediately the customer for Zip Code: [___________] be changed to Bank One, NA (Main Office Chicago), as Agent for the benefit of the Purchasers under that certain Receivables Purchase Agreement dated January [__], 2004.


     Thank you.

                                          [FIRSTENERGY SERVICE COMPANY]



                                          By:____________________
                                          Name:
                                          Title:


     Bank One, NA (Main Office Chicago), as customer for Zip Code:
[____________] hereby gives notice that effective immediately, only authorized representatives (as determined by the branch managers or officers of such organization) of the organizations listed are authorized to accept mail addressed to this post office box, to change the keys for this post office box, or otherwise instruct you with respect to this post office box:


                           [List follows on next page]


                                   Exh. XI-1

Name of Individual or Organization                   Contact Number

-----------------------------                        ---------------------------

-----------------------------                        ---------------------------

-----------------------------                        ---------------------------



Thank you.


                                                     BANK ONE, NA (MAIN OFFICE
                                                     CHICAGO)


                                                     By:____________________
                                                     Name:
                                                     Title:


                                   Exh. XI-2

                                   EXHIBIT XII

                            FORM OF REDUCTION NOTICE


                                   Exh. XII-1

                                  EXHIBIT XIII

                        Defined Terms for Section 9.1(k)


          Terms used in Section 9.1(k) of this Agreement or this Exhibit XIII which are not defined herein are used as defined elsewhere in this Agreement.

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.

          "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, and the applicable regulations thereunder.

          "Consolidated Debt" means, with respect to Penelec, at any date of determination the aggregate Indebtedness of Penelec and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP, but shall not include (i) Nonrecourse Indebtedness of Penelec and any of its Subsidiaries, (ii) the aggregate principal amount of Trust Preferred Securities of Penelec and its Consolidated Subsidiaries, (iii) obligations under leases that shall have been or should be, in accordance with GAAP recorded as operating leases in respect of which the Borrower or any of its Consolidated Subsidiaries is liable as a lessee, and (iv) the aggregate principal amount of Stranded Cost Securitization Bonds of Penelec and its Consolidated Subsidiaries.

          "Consolidated Subsidiary" means, as to any Person, any Subsidiary of such Person the accounts of which are or are required to be consolidated with the accounts of such Person in accordance with GAAP.

          "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with Penelec and its Subsidiaries, are treated as a single employer under Section 414(b) or 414(c) of the Code.

          "ERISA" means the Employee Retirement Income Security Act of 1974, and the regulations promulgated and rulings issued thereunder, each as amended, modified and in effect from time to time.

          "Fixed Charge Ratio" means, with respect to any fiscal quarter, the ratio of (i) the sum of (A) consolidated net income before extraordinary items of Penelec and its Consolidated Subsidiaries for the twelve-month period ended on the last day of such fiscal quarter, plus (B) depreciation, amortization, dividends paid on preferred stock of subsidiaries, interest expense, amounts paid on Trust Preferred Securities, taxes and federal income taxes deducted in determining such net income, plus (C) the interest element of rental payments deducted in determining such net income under operating lease obligations of Penelec and its Consolidated Subsidiaries during such twelve-month period, plus


                                   Exh. XIII-1

(D) all other non-cash charges constituting operating expenses deducted in determining such net income to (ii) the sum of (A) all interest expense (excluding the amount of any allowance for funds used during construction and amounts paid on Trust Preferred Securities) in respect of Indebtedness of Penelec and its Consolidated Subsidiaries during such twelve-month period, plus
(B) the interest element of rental payments deducted in determining net income under operating lease obligations of the Borrower and its Consolidated Subsidiaries during such twelve-month period.

          "GAAP" means generally accepted accounting principals in the United States in effect from time to time.

          "Indebtedness" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind, or for the deferred purchase price of property or services, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations under leases that shall have been or should be, in accordance with GAAP, recorded at as capital leases in respect of which such Person is liable as lessee, (v) liabilities in respect of unfunded vested benefits under Plans, (vi) withdrawal liability incurred under ERISA by such Person or any of its affiliates to any Multiemployer Plan, (vii) reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers acceptances, surety or other bonds and similar instruments, (viii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person and (ix) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to above.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA.

          "Nonrecourse Indebtedness" means any Indebtedness that finances the acquisition, development, ownership or operation of an asset in respect of which the Person to which such Indebtedness is owed has no recourse whatsoever to the Borrower or any of its Affiliates other than:

          (i) recourse to the named obligor with respect to such Indebtedness (the "Debtor") for amounts limited to the cash flow or net cash flow (other than historic cash flow) from the asset; and

          (ii) recourse to the Debtor for the purpose only of enabling amounts to be claimed in respect of such Indebtedness in an enforcement of any security interest or lien given by the Debtor over the asset or the income, cash flow or other proceeds deriving from


                                   Exh. XIII-2
               the asset (or given by any shareholder or the like in the Debtor over its shares or like interest in the capital of the Debtor) to secure the Indebtedness, but only if the extent of the recourse to the Debtor is limited solely to the amount of any recoveries made on any such enforcement; and

          (iii) recourse to the Debtor generally or indirectly to any Affiliate of the Debtor, under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for a breach of an obligation (other than a payment obligation or an obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the Person against which such recourse is available.

          "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means, at any time, an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

          "Stranded Cost Securitization Bonds" means any instruments, pass-through certificates, notes, debentures, certificates of participation, bonds, certificates of beneficial interest or other evidences of indebtedness or instruments evidencing a beneficial interest which are secured by or otherwise payable from non-bypassable cent per kilowatt hour charges authorized pursuant to an order of a state commission regulating public utilities to be applied and invoiced to customers of such utility. The charges so applied and invoiced must be deducted and stated separately from the other charges invoiced by such utility against its customers.

          "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such a Person, or one or more Subsidiaries, or by such Person and one or more of its Subsidiaries.

          "Total Capitalization" means, with respect to Penelec at any date of determination the sum of (i) Consolidated Debt of Penelec, (ii) consolidated equity of the common stockholders of Penelec and its Consolidated Subsidiaries,


                                   Exh. XIII-3

(iii) consolidated equity of the preference stockholders of Penelec and its Consolidated Subsidiaries, and (iv) the aggregate principal amount of Trust Preferred Securities.

          "Trust Preferred Securities" means any securities, however denominated, (i) issued by Penelec or any Consolidated Subsidiary of Penelec,
(ii) that are not subject to mandatory redemption or the underlying securities, if any, of which are not subject to mandatory redemption, (iii) that are perpetual or mature no less than 30 years from the date of issuance, (iv) the indebtedness issued in connection with which, including any guaranty, is subordinate in right of payment to the unsecured and unsubordinated indebtedness of the issuer of such indebtedness or guaranty, and (v) the terms of which permit the deferral of the payment of interest or distributions thereon to a date occurring after the Commitment Termination Date.


                                   Exh. XIII-4

                                   SCHEDULE A

                      COMMITMENTS OF FINANCIAL INSTITUTIONS


------------------------------------------------- ------------------------------
             Financial Institution                          Commitment
             ---------------------                          ----------
------------------------------------------------- ------------------------------
Bank One NA (Main Office Chicago)                 $[________________]
------------------------------------------------- ------------------------------

                                   SCHEDULE B

                            LIST OF CLOSING DOCUMENTS

                                   [ATTACHED]